UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Letter from Our Chairman
Dear Arconic Corporation Shareholders:
We are pleased to invite you to the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Arconic Corporation to be held on Thursday, May 19, 2022, at 10:00 a.m. Eastern Time.
We will hold the Annual Meeting virtually again this year to provide the opportunity for full and equal participation of all shareholders regardless of location. It also improves efficiencies, enables more effective communication with shareholders and reduces the cost and environmental impact of traveling to meet in person. There will be no physical location for shareholders to attend the meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit questions during the live webcast of the meeting.
We are pleased to present you with our 2022 Proxy Statement, which reflects our values-based culture and commitment to ethical and transparent corporate governance practices and performance-based executive compensation. Throughout the year, we engaged with shareholders representing a broad spectrum of investment priorities and levels of ownership on a wide range of issues. Our Board and management team take our shareholders’ concerns into consideration in setting the strategic direction and in managing the day-to-day operations of Arconic, and we look forward to ongoing dialogue with our shareholders as we continue to grow Arconic while living our core values.
Your vote is important to us. Whether you own a few shares or many, it is important that your views are represented and your shares are counted at the Annual Meeting. Instructions on voting and attending the virtual Annual Meeting can be found in the enclosed Proxy Statement and in the Notice Regarding Internet Availability of Proxy Materials that was mailed or sent to shareholders via electronic delivery on or about April 6, 2022. You will have the ability to submit questions in advance of the meeting and during the meeting via the virtual platform, and we look forward to hearing from you.
On behalf of the Board of Directors, thank you for your continued support and participation in our progress as a shareholder of Arconic Corporation.

Frederick A. “Fritz” Henderson
Chairman of the Board of Directors

Notice of Annual Meeting
of Shareholders
DATE: May 19, 2022	TIME: 10:00 a.m. Eastern Time	RECORD DATE: March 25, 2022
To our Shareholders:
The annual meeting of shareholders (the “Annual Meeting”) of Arconic Corporation (the “Company” or “Arconic”) will be held as a virtual meeting on Thursday, May 19, 2022, at 10:00 a.m. Eastern Time. We look forward to your attendance at our virtual meeting where you will be able to vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ARNC2022 and entering your 16-digit control number located on your proxy card.
Items of Business
1	Elect 10 directors to serve one-year terms expiring at the 2023 Annual Meeting of Shareholders;
2	Approve, on an advisory basis, the compensation of our named executive officers;
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022;
4
Shareholder proposal, if properly presented at the meeting, requesting amendment of the Company’s governing documents to lower the stock ownership threshold and eliminate the holding period to call a special meeting of shareholders; and

to consider any other business that may properly come before the meeting and any postponement or adjournment of the meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this notice. All shareholders of record at the close of business on Friday, March 25, 2022, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
In accordance with SEC rules allowing companies to furnish proxy materials to their shareholders via the Internet, we have sent shareholders of record at the close of business on March 25, 2022, a Notice of Internet Availability of Proxy Materials on or about April 6, 2022. The Notice of Internet Availability contains instructions on how to access our proxy statement and annual report online and how to request printed proxy materials, including a proxy card.
Your vote is very important. Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote your shares in advance using any of the following methods.
Internet at www.proxyvote.com	calling 1-800-690-6903 toll-free from the U.S.	mail return the signed proxy card
On behalf of Arconic’s Board of Directors,

Adam P. Wheeler
Assistant General Counsel and Assistant Secretary

April 6, 2022
ARCONIC	i	2022 PROXY STATEMENT

2022 PROXY STATEMENT	ii	ARCONIC

ARCONIC	iii	2022 PROXY STATEMENT

Forward-Looking Statements
This proxy statement contains statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, any future actions by Arconic. These statements reflect beliefs and assumptions that are based on Arconic’s perception of historical trends, current conditions and expected future developments, as well as other factors Arconic believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and changes in circumstances, many of which are beyond Arconic’s control. Such risks and uncertainties include, but are not limited to, the risk factors summarized in Arconic’s Form 10-K for the year ended December 31, 2021, and other reports filed with the U.S. Securities and Exchange Commission (“SEC”). Market projections are subject to the risks discussed in Arconic’s reports and other risks in the market. The statements herein are made as of the date of this proxy statement, even if subsequently made available by Arconic on its website or otherwise. Arconic disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.
Separation
On April 1, 2020, Arconic completed its separation from Arconic Inc. and became an independent, publicly traded company (the “Separation”). In connection with the Separation, Arconic Inc. was renamed Howmet Aerospace Inc. That entity is referred to herein as “ParentCo” or “Howmet.” Upon completion of the Separation, Howmet and Arconic became separate companies with separate management teams and separate boards of directors.
2022 PROXY STATEMENT	iv	ARCONIC

Proxy Statement Summary
The Board of Directors (the “Board”) of Arconic Corporation (the “Company,” “we,” “us,” “our” or “Arconic”) is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Arconic Corporation 2022 Annual Meeting of Shareholders (the “Annual Meeting”) and any postponements or adjournments thereof. This summary highlights certain information contained in this proxy statement but does not contain all the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.
Meeting Details
Date Thursday, May 19, 2022	Time 10:00 a.m. Eastern Time	Location Live Webcast at: www.virtualshareholdermeeting.com /ARNC2022	Record Date March 25, 2022
Ways to Vote
It is important to understand the distinction between shareholders of record and beneficial owners. If you hold your shares in your own name (a record owner), you may vote your shares in any of the ways set forth below. If you are voting via the Internet or by telephone, be sure to have your 16-digit control number from your Notice of Internet Availability or proxy card, and follow the instructions. If you hold your shares through a bank, broker or other financial institution (a beneficial owner, and often referred to as “street name”), you must direct your financial institution to vote your shares by following the instructions provided by your financial institution. You may also contact your financial institution to obtain a legal proxy to vote your shares directly. For more information on the differences between “record owners” and “beneficial owners,” please see page 59 of this proxy statement.
Via the Internet Visit www.proxyvote.com Online voting will end at 11:59 p.m., ET, on May 18, 2022.

In Person during the virtual Annual Meeting Join the virtual Annual Meeting at www.virtualshareholdermeeting.com/ARNC2022 and follow the instructions provided.
By phone Call 1-800-690-6903 or the telephone number on your proxy card. Telephone voting facilities will close at 11:59 p.m., ET, on May 18, 2022.

By mail Sign, date and return your proxy card. Proxy card must be received by May 18, 2022.
You must vote any shares held in an Arconic 401(k) Plan no later than 11:59 p.m. ET on May 13, 2022.
How to Attend the Virtual Annual Meeting
If you are a record owner, you may join the Annual Meeting at www.virtualshareholdermeeting.com/ARNC2022 by entering the 16-digit control number that appears on your proxy card. If you are a beneficial owner and your voting instruction form indicates that you are able vote those shares through the http://www.proxyvote.com website, then you may join the Annual Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, beneficial owners should contact their bank, broker or other financial institution (preferably at least 5 days before the Annual Meeting) and obtain a legal proxy in order to be able to join and vote at the Annual Meeting.
Notice of Internet Availability of Proxy Materials
We mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), which includes instructions on how to access this proxy statement and our annual report online, beginning on April 6, 2022. We also mailed a full set of proxy materials to shareholders who have previously requested delivery of proxy materials beginning on the same date.
Shareholder List
A list of shareholders of record entitled to vote at the Annual Meeting will be available electronically at www.virtualshareholdermeeting.com/ARNC2022 during the virtual Annual Meeting.
ARCONIC	1	2022 PROXY STATEMENT

Proxy Statement Summary
Items of Business
Proposal		Board Recommendation	Page Reference
1	Elect 10 directors to serve one-year terms expiring at the 2023 Annual Meeting of Shareholders	“FOR” each director nominee	10
2	Approve, on an advisory basis, the compensation of our named executive officers	“FOR”	27
3	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022	“FOR”	53
4	Shareholder proposal, if properly presented at the meeting, requesting amendment of the Company’s governing documents to lower the stock ownership threshold and eliminate the holding period to call a special meeting of shareholders	“AGAINST”	56
Board Nominees
A summary of information for the nominees for election to the Board is set forth below. All of the nominees are currently serving as directors. Additional information about the nominees and their qualifications is included in this proxy statement under “Directors.”
Name	Age	Director Since	Independent	Audit and Finance Committee	Compensation and Benefits Committee	Governance and Nominating Committee	Principal Occupation
Frederick A. “Fritz” Henderson	63	2020					Chairman of the board, Retired President & CEO, Suncoke Energy, Inc.
William F. Austen	63	2020					Retired President & CEO, Bemis Company, Inc.
Christopher L. Ayers	55	2020					Retired President & CEO, WireCo WorldGroup, Inc.
Margaret “Peg” S. Billson	60	2020					Retired President & CEO, BBA Aviation, plc’s Global Engine Services Division
Jacques Croisetiere	67	2020					Retired SVP & CFO, Bacardi Limited
Elmer L. Doty	67	2020					Operating Executive, The Carlyle Group, LP
Carol S. Eicher	63	2020					Retired President & CEO, Innocor, Inc.
Timothy D. Myers	56	2020					Chief Executive Officer, Arconic Corporation
E. Stanley O’Neal	70	2020					Retired Chairman of the Board & CEO, Merrill Lynch & Co., Inc.
Jeffrey Stafeil	52	2020					EVP & CFO, Adient plc
  Chairperson   Member
2022 PROXY STATEMENT	2	ARCONIC

Proxy Statement Summary
We seek to achieve a mix of directors that represent a diversity of attributes, backgrounds, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives and skills, including with respect to differences in customs, culture, international background, thought, generational views, race, gender, ethnicity and specialized professional experience. The following charts summarize the diversity, independence, age, experience and skills of our current directors.

Austen	Ayers	Billson	Croisetiere	Doty	Eicher	Henderson	Myers	O'Neal	Stafeil
Executive Management and Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Knowledge	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Accounting or Expertise	✓	✓	✓	✓		✓	✓		✓	✓
International Business/Strategy/M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Industry Knowledge	✓	✓	✓		✓			✓	✓	✓
Sales and Marketing		✓	✓		✓	✓	✓	✓	✓	✓
Talent Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology/Information Security and Cybersecurity		✓	✓	✓	✓	✓	✓			✓
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Corporate Governance & Sustainability	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Legal & Regulatory		✓	✓						✓	✓

ARCONIC	3	2022 PROXY STATEMENT

Proxy Statement Summary

Our Mission	Our Mission is to live our core values and deliver sustainable value to our customers, our employees, our communities and our shareholders
Our Values
ACT WITH INTEGRITY. We lead with respect, honesty, transparency and accountability.	SAFEGUARD OUR FUTURE. We protect and improve the health and safety of our employees, communities and environment.	GROW STRONGER TOGETHER. We cultivate an inclusive and diverse culture that advocates for equity.
EARN CUSTOMER LOYALTY. We build customer partnerships through best-in-class products and service.	DRIVE OPERATIONAL EXCELLENCE. We pursue continuous improvement through innovation, agility, people development and collaboration.	CREATE VALUE. We achieve success by generating and growing value for our shareholders.
Our Business Focus

ROLLED PRODUCTS:
• Aluminum sheet for closures and structural reinforcements in ground transportation vehicles
• Highly differentiated sheet and plate for airframes
• Multilayer brazing sheet for heat exchanger products
• Sheet and plate for industrial and consumer applications
• Plates for mold and semiconductor equipment
• Can sheet for food and beverage packaging

BUILDING AND CONSTRUCTION SYSTEMS:
• Engineered façade systems and architectural products
• Entrances, framing systems, curtain walls and windows for commercial construction
• Composite material, pre-painted heavy-gauge sheet and bonded sheet for architectural application

EXTRUSIONS:
• High strength extruded tubes for automotive driveshafts
• Aluminum frame rails for commercial transportation vehicles
• Complete range of extruded products for commercial aerospace and automotive applications
• Rods and bars for architectural systems and industrial purposes

2022 PROXY STATEMENT	4	ARCONIC

Proxy Statement Summary
Environmental, Social and Governance (ESG) Highlights
We continue to prioritize our commitment to being a good corporate citizen and living our values to achieve environmental, social and governance excellence.
4,300+	$8.2M	24%	9%	23
Actions taken by employees in support of inclusion, diversity and social equity through our Grow Together awareness campaign	Charitable giving from Arconic Foundation in grants to over 130 charitable organizations to advance education, environmental sustainability and social equity	Year-over-year improvement in total Days Away Restricted and Transfer (“DART”) in our workplaces	Increase of externally sourced scrap compared to prepandemic levels (while Rolled Products volumes increased only 1% in the same period) demonstrates increased use of recycled content	Automotive or light commercial vehicle programs added to Arconic portfolio
We are committed to operating in a safe, responsible manner which respects the environment and the health of our employees, our customers and the communities where we operate worldwide. We have a robust environmental compliance program that emphasizes proactive identification of opportunities to reduce our impact, prompt implementation of effective management controls, and best-practice sharing.
Environmental Remediation	Sustainability and ESG Council	Materiality Assessment
Completed our largest environmental remediation project in Massena, New York, allowing for the recovery of a vitally important river system
Sustainability and ESG Council tasked with developing our sustainability and ESG strategy, including actionable, measurable targets aligned with United Nations Sustainable Development Goals, by the end of 2022
Partnered with a third party to perform a Materiality Assessment based on GRI (Global Reporting Initiative) Technical Protocol guidance
We cultivate an inclusive and diverse culture that advocates for equity, acts with integrity, and upholds high standards for human rights. We strengthen our global workforce by providing learning opportunities, employee engagement programs and talent development efforts that drive innovation, agility, people development and collaboration. We are dedicated to maintaining an environment where everyone feels valued, and we celebrate both the differences and similarities among our people. We also believe that diversity in all areas, including cultural background, experience and thought, is essential in making Arconic stronger.

*
Gender diversity is presented on a global basis. Ethnic diversity is presented on a U.S. basis only. Management represents members of management other than Executives. Executives represents leaders who serve in positions of Vice President and higher.

ARCONIC	5	2022 PROXY STATEMENT

Proxy Statement Summary
Our values guide our behavior at every level and apply across our organization on a global basis. We believe that sound corporate governance is essential to and consistent with our integrity culture.
Governance Highlights
Highly Experienced Independent Chairperson	Diverse Board in Terms of Gender, Race, Experience and Skills
Executive Sessions of Independent Directors	Comprehensive New Director Orientation
Declassified Board and Annual Elections	Majority Voting in Director Elections
Annual Board and Committee Evaluations	Board Risk Oversight with Annual ERM Review
Anti-Hedging and Pledging Policies	Robust Stock Ownership and Retention Requirements
Recoupment/Clawback Policy	Safety and Environmental Performance Reviewed at Every Regular Board Meeting
Board Oversight and Commitment to ESG	No Shareholder Rights Plan
Code of Conduct	Human Rights Policy
Where to find additional information. For more information regarding our Environmental, Social and Governance (“ESG”) commitment, as well as our 2020 Sustainability Report, please visit www.arconic.com/sustainability-report or write to Corporate ESG at Arconic Corporation, 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872; or e-mail sustainability@arconic.com. We expect to release our 2021 Sustainability & ESG Report during the second quarter of 2022. Our Human Rights Policy, Supplier Standards, Conflict Minerals Policy and other corporate policies are available on our website at www.arconic.com/governance-and-policies.
In addition, a number of our corporate governance policies and other materials, including our Corporate Governance Guidelines, Committee Charters, Code of Conduct, and Director and Officer Stock Ownership Policy, are available on our website at www.arconic.com/governance-and-policies.
Copies of any of these documents may be obtained at no charge by sending a request to Arconic Corporation, Corporate Secretary, 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872 or email: Corporate.Secretary@arconic.com.
Information on our website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any of our other filings with the SEC.
2022 PROXY STATEMENT	6	ARCONIC

Proxy Statement Summary
Financial Highlights
2021 Sales: $7.5B

BY MARKET

Aerospace
9%
Packaging
16%
Ground Transportation
37%
Building and Construction
17%
21%
Industrial and Other

BY COUNTRY

United Kingdom
Other
France
3%
4%
2%
Hungary
8%
China
9%
Russia
11%
63%
United States

SHARE PRICE PERFORMANCE

$40
30
20
10
–
Share Price
Dec 31, 2020
29.80
Dec 31, 2021
33.01
12/31/20
12/31/21

SALES AND ADJUSTED EBITDA BY QUARTER

$2,500
2,000
1,500
1,000
500
–
in Millions
1,675
1,801
1,890
2,138
1Q21
2Q21
3Q21
4Q21
Sales

$200
150
100
50
–
in Millions
179
187
171
175
1Q21
2Q21
3Q21
4Q21
Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. For a reconciliation to the most directly comparable GAAP financial measure and management’s rationale for the use of this non-GAAP measure, see Appendix A to this proxy statement.
ARCONIC	7	2022 PROXY STATEMENT

Proxy Statement Summary
Executive Compensation Highlights
Our executive compensation program is comprised of three key elements, designed to balance the important objectives of the program, as set forth below. Equity awards are comprised of performance-based restricted share units and time-based restricted share units. At the 2021 annual meeting of shareholders, approximately 96% of the votes cast in respect of our say-on-pay proposal were in favor of the compensation of our NEOs.
Element	Form	Objectives
Base Salary Guaranteed, short-term	Cash	• Attract and retain key executives • Align with roles, responsibilities and experience
Annual Incentive At-risk, short-term	Cash	• Reward overall results for annual performance • Align payout with achievement of financial goals • Reflect individual performance
Long-Term Incentive At-risk, long-term	Equity Awards
• Reward performance in achieving long-term objectives
• Align interest of executives with interests of shareholders
• Retain executives through multi-year vesting periods
• Earned amounts of a significant portion of awards reflect Arconic’s performance relative to peers
• Reflect individual performance and potential

2022 PROXY STATEMENT	8	ARCONIC

Proxy Statement Summary
The Compensation and Benefits Committee of our Board of Directors has established executive compensation policies and practices that the Compensation and Benefits Committee believes represent sound governance of executive compensation related matters and management of risks related to executive compensation. See “Compensation Discussion and Analysis.”
We promote strong performance and maintain appropriate governance and risk management by:
✔	encouraging long-term planning and execution with three-year vesting periods for RSUs and three-year performance periods for PRSUs
✔	paying for performance with an appropriate level of pay at risk
✔	establishing peer groups based on an appropriate revenue range and/or comparable industries
✔
establishing target compensation at the median of the peer group, providing commensurate above median pay for above average performance, taking into consideration the executive’s experience and scope of responsibilities

✔	maintaining robust stock ownership requirements to ensure the financial and economic interests of our NEOs are aligned with Arconic shareholders
✔	requiring double-trigger vesting for awards that are assumed in connection with a change in control
✔	maintaining appropriate governance policies including a comprehensive clawback and compensation recovery policy
✔	consulting with an independent compensation consultant to take advantage of executive compensation thought leadership
✔	ensuring compensation programs do not promote excessive risk taking by reviewing executive compensation plans, structure and programs in relation to appropriate enterprise risk management
We avoid practices that would be contrary to our compensation philosophy or the interests of our shareholders by:
not accelerating vesting of stock awards in cases of voluntary resignation, termination for cause or retirement not guaranteeing bonus payments, using excessive discretion for bonus payments or providing excessive perquisites not guaranteeing annual cash incentive compensation payouts in addition to payments under applicable severance plans in the event of termination of employment not paying dividend equivalents on RSUs or PRSUs until the awards vest (if applicable)
not providing tax gross-ups on parachute or severance payments or providing excessive severance payments not re-pricing stock options, liberally recycling shares or including evergreen features under our stock plan not allowing the independent compensation consultant to engage in other services not permitting short sales, derivative transactions or hedging
ARCONIC	9	2022 PROXY STATEMENT

PROPOSAL 1
Election of Directors
Our Certificate of Incorporation and Bylaws provide that the Board shall be composed of such number of directors as shall be established from time to time by the Board. The Board currently consists of ten directors, all of whom are standing for re-election. Pursuant to our Certificate of Incorporation and Bylaws, the Board has fixed the number of directors at ten.
The Board, on the recommendation of the Governance and Nominating Committee, has nominated the following individuals for election by shareholders at the Annual Meeting: Frederick A. Henderson, William F. Austen, Christopher L. Ayers, Margaret S. Billson, Jacques Croisetiere, Elmer L. Doty, Carol S. Eicher, Timothy D. Myers, E. Stanley O’Neal and Jeffrey Stafeil. All of the nominees currently are directors and were elected by the shareholders at the 2021 annual meeting of shareholders.
Each of the ten nominees, if elected, will hold office for a term that expires at the next annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect each of the ten nominees to constitute the entire Board.
All nominees have consented to serve on the Board if elected. The Board knows of no reason why any nominee would be unable or unwilling to serve. If a nominee becomes unable or unwilling to serve, proxies will be voted for the election of such person as shall be designated by the Board to replace such nominee, or, in lieu thereof, the Board may reduce its size.
Information regarding each nominee’s experience and qualifications is set forth below under “Directors.”
The persons named as proxies have advised Arconic that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies “FOR” the election of each of the nominees, and that if any one or more of such nominees should become unavailable for election, they intend to vote such shares “FOR” the election of such substitute nominees as the Board may propose. Arconic has no knowledge that any nominee will become unavailable for election.
The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect each director. If the number of shares voted “for” an incumbent director’s election does not exceed fifty percent (50%) of the number of votes cast with respect to that director’s election (with votes cast including votes against in each case and excluding abstentions and broker non-}votes with respect to that director’s election) in an uncontested election, the nominee must promptly tender his or her resignation, and the Board will decide, through a process managed by the Governance and Nominating Committee and excluding the nominee, whether to accept the resignation. Abstentions and broker non-votes have no effect on the voting with respect to Proposal 1.
The Board of Directors recommends a vote “FOR” each of the nominees.
2022 PROXY STATEMENT	10	ARCONIC

Directors
Our directors represent a range of backgrounds and overall experience. Biographical information and committee memberships as of the date of this proxy statement, including the specific experience, qualifications and skills of each of our directors is included below.

Career Highlights and Qualifications
Mr. Austen retired in June 2019 as the President, Chief Executive Officer and member of the Board of Directors for Bemis Company, Inc., a global flexible packaging company, where he had served since August 2014. From 2004 to August 2014, Mr. Austen served in various leadership roles at Bemis Company, including as Executive Vice President and Chief Operating Officer, Group President and Vice President, Operations. Mr. Austen also served as President and Chief Executive Officer of Morgan Adhesive Company from 2000 to 2004. From 1980 to 2000, Mr. Austen held various positions with General Electric Company, culminating in General Manager of the Switch Gear Business.

Attributes and Skills
Mr. Austen brings a broad strategic perspective with experience in business strategy, mergers, acquisitions and business integration. He is a talented leader in global manufacturing and operations and his experience will assist Arconic in pursuing its strategic plans.

Other Public Directorships
Arrow Electronics (ARW) and Tennant Company (TNC)

William F. Austen
Director Since 2020
Age: 63
Retired President and CEO, Bemis Company, Inc. Committees: Audit and Finance; Compensation and Benefits (Chair)

Career Highlights and Qualifications
Mr. Ayers served as the President and Chief Executive Officer of WireCo WorldGroup, Inc., a leading producer of specialty steel wire ropes and high-performance synthetic ropes, from July 2013 through January 2017. Prior to WireCo, from May 2011 to May 2013, Mr. Ayers served as Executive Vice President of Alcoa Inc. and President of Alcoa’s Global Primary Products Group. Mr. Ayers joined Alcoa in February 2010 as the Chief Operating Officer of the Company’s Cast, Forged and Extruded Products businesses. From 1999 to 2008, Mr. Ayers held several executive positions at Precision Castparts Corporation (PCC), a manufacturer of metal components and products. In 2006, he was appointed PCC Executive Vice President and President of the PCC Forging Division. Mr. Ayers began his career at Pratt & Whitney, the aircraft engine division of United Technologies Corporation.

Attributes and Skills
Mr. Ayers’ management and executive experience in the specialty materials industry, with a strong focus on aerospace markets, offers valuable strategic and operational insights.

Other Public Directorships
Universal Stainless and Alloy Products, Inc. (USAP)

Christopher L. Ayers
Director Since 2020
Age: 55
Retired President and CEO of WireCo WorldGroup, Inc. Committees: Audit and Finance
ARCONIC	11	2022 PROXY STATEMENT

Directors

Career Highlights and Qualifications
Ms. Billson served as President and CEO of BBA Aviation, plc’s Global Engine Services Division from 2013 to 2016. Ms. Billson joined BBA Aviation in 2009 as President of BBA Aviation Legacy Support. During her seven-year tenure with BBA Aviation, Ms. Billson’s responsibilities included running a portfolio of internationally based companies delivering new production, spare and repaired parts to the aviation industry. Prior to BBA Aviation, Ms. Billson was the President/General Manager of the Airplane Division and Chief Operation Officer of Eclipse Aviation. Ms. Billson previously held a number of leadership roles at Honeywell International Inc., including as Vice President and General Manager of Airframe Systems and Aircraft Landing Systems, and in various key leadership positions in engineering, product support and program management at McDonnell Douglas Corporation. Ms. Billson has also served as a consultant for the Gerson Lehman Group and for the Carlyle Group.

Attributes and Skills
Ms. Billson is a seasoned executive with 35 years of experience leading technology-rich multi-national companies and organizations and also has direct experience with aviation applications. She brings a strong set of cross-functional experiences and valuable perspective to the Board.

Other Public Directorships
CAE, Inc. (CAE)

Margaret “Peg” S. Billson
Director Since 2020
Age: 60
Retired President and CEO, BBA Aviation, plc’s Global Engine Services Division Committees: Audit and Finance; Compensation and Benefits

Career Highlights and Qualifications
Mr. Croisetiere was the Senior Executive Vice President and Chief Financial Officer of Bacardi Limited from August 2009 until his retirement in December 2012. From 2007 until April 2009, he was Executive Vice President, Chief Financial Officer and Chief Strategy Officer of Rohm and Haas Company and had additional operating responsibilities for the Salt and Powder Coatings businesses, as well as the Procurement, Corporate Business Development and Strategic Planning groups. Mr. Croisetiere was elected Chief Financial Officer of Rohm and Haas in April 2003. Before that he was Rohm and Haas’s European Region Director and responsible for the worldwide activities of its Ion Exchange Resins and Inorganic and Specialty Solutions businesses.

Attributes and Skills
Mr. Croisetiere brings to the Board significant operating and financial expertise with a deep understanding of financial markets, corporate finance, accounting and controls, and investor relations. As a former Chief Financial Officer and Chief Strategy Officer of multinational corporations, he has extensive experience in international operations and strategy. Mr. Croisetiere holds a graduate degree in Accounting and Finance and a Bachelor’s degree from the University of Montreal Hautes Etudes Commercial (H.E.C.).

Other Public Directorships
None

Jacques Croisetiere
Director Since 2020
Age: 67
Retired Senior Executive Vice President and Chief Financial Officer, Bacardi Limited Committees: Audit and Finance (Chair)
2022 PROXY STATEMENT	12	ARCONIC

Directors

Career Highlights and Qualifications
Mr. Doty served as President and Chief Operating Officer of ParentCo from February 2019 to August 2019. Mr. Doty is currently an Operating Executive at The Carlyle Group LP, a multinational private equity, alternative asset management and financial services corporation. From December 2012 to February 2016, Mr. Doty was President and Chief Executive Officer of Accudyne Industries LLC, a provider of precision-engineered flow control systems and industrial compressors. Mr. Doty also was the President and Chief Executive Officer of Vought Aircraft Industries, Inc. from 2006 until its acquisition in 2010 by Triumph Group, a leader in manufacturing and overhauling aerospace structures, systems and components. Prior to Vought, Mr. Doty was Executive Vice President and General Manager of the Land Systems Division of United Defense Industries, Inc. (now BAE Systems). Earlier in his career, Mr. Doty held executive positions at both General Electric Company and FMC Corporation.

Attributes and Skills
Building on his broad aerospace experience, including serving as a CEO and business executive with several industry leaders, Mr. Doty has a deep knowledge of the aerospace and defense markets, strong relationships with key customers as well as considerable international experience. This experience enables him to make a valuable contribution to the Board’s considerations of investments and other portfolio matters.

Other Public Directorships
None

Elmer L. Doty
Director Since 2020
Age: 67
Operating Executive, The Carlyle Group, LP

Career Highlights and Qualifications
Ms. Eicher’s career spans thirty years of manufacturing, commercial and executive leadership in the chemicals industry. Ms. Eicher served as the President and Chief Executive Officer of Innocor, Inc., a designer and manufacturer of consumer foam products, from May 2014 to July 2017 and as a non-executive board chairman of Innocor, Inc. from August 2017 to April 2018. Prior to Innocor, Inc., Ms. Eicher held various positions at The Dow Chemical Company, including Business President for Coatings and Construction at Dow Chemical from 2009 to 2013, was an executive officer and business leader at Rohm and Haas Company from 2000 to 2009, held various senior management positions with Ashland Chemical Company, a division of Ashland Inc., from 1992 to 1999, and held numerous manufacturing and technology leadership roles at E.I. DuPont de Nemours and Company from 1979 to 1992.

Attributes and Skills
Ms. Eicher’s leadership experience at complex manufacturing companies brings to the Board proven business acumen, management experience and industry expertise.

Other Public Directorships
Tennant Company (TNC) and Advanced Emissions Solutions (ADES). In addition, Ms. Eicher served as director of Hexion Holdings Corporation, parent company of Hexion Inc., until the sale of Hexion Holdings Corporation in March 2022.

Carol S. Eicher
Director Since 2020
Age: 63
Retired President & CEO, Innocor, Inc. Committees: Governance and Nominating
ARCONIC	13	2022 PROXY STATEMENT

Directors

Career Highlights and Qualifications
Mr. Henderson served as Chairman and Chief Executive Officer of Suncoke Energy, Inc., a raw material processing and handling company serving the steel, coal and power industries, from December 2010 to December 2017 and as Chairman and Chief Executive Officer of Suncoke Energy Partners GP LLC from January 2013 to December 2017. Mr. Henderson served as Senior Vice President of Sunoco, Inc. from September 2010 until the completion of Suncoke Energy, Inc.’s initial public offering and separation from Sunoco in July 2011. Prior to joining the leadership of Suncoke and Sunoco, Mr. Henderson held a number of senior management positions at General Motors from 1984 to 2009, including President and Chief Executive Officer from March to December 2009. Mr. Henderson also served as Interim Chief Executive Officer of Adient plc from June to September 2018. Currently, Mr. Henderson is a Principal at the Hawksbill Group, a business advisory and consulting firm, and serves as an Operating Partner at Atlas Holdings, a private equity firm.

Attributes and Skills
Mr. Henderson has proven business acumen, having served as the chief executive officer for both a large, publicly traded global automotive company as well as a key supplier of manufactured product and energy to the steel industry. His expertise in these industries and management experience brings valuable insight to the Board. Mr. Henderson holds a BBA from the University of Michigan (1980) and an MBA from Harvard Business School (1984).

Other Public Directorships
Adient plc (ADNT), Horizon Global Corporation (HZN) and Marriott International Inc. (MAR). Mr. Henderson has notified Horizon Global Corporation that he will not stand for reelection as director following the expiration of his current term at the 2022 annual stockholder meeting.

Frederick A. “Fritz” Henderson
Chairman and Director Since 2020
Age: 63
Chairman of the Board, Retired President and CEO, Suncoke Energy, Inc. Committees: Governance and Nominating

Career Highlights and Qualifications
Mr. Myers has served as Chief Executive Officer of Arconic Corporation since April 2020. From October 2017 to April 2020, Mr. Myers served as Executive Vice President and Group President, Global Rolled Products, which was restructured in contemplation of the Separation to include ParentCo’s Extrusions and Building and Construction Systems businesses. From May 2016 to June 2019, he served as Executive Vice President and Group President of ParentCo’s Transportation and Construction Solutions segment. From June 2009 to May 2016, he was President of Alcoa Wheel and Transportation Products. Mr. Myers was Vice President and General Manager, Commercial Vehicle Wheels for the Alcoa Wheel Products business from January 2006 to June 2009. Mr. Myers joined Alcoa in 1991 as an automotive applications engineer in the Commercial Rolled Products Division, and held a series of engineering, marketing, sales and management positions with Alcoa and ParentCo since that time. Mr. Myers holds a BSE (1988) and an MBA (1994) from the University of Michigan.

Attributes and Skills
As the only current management representative on the Board, Mr. Myers’ leadership of, and extensive experience and familiarity with, Arconic Corporation’s business provides the Board with invaluable insight into the Company’s operations and strategic direction. His range of operational and other roles at Alcoa and ParentCo has given him an in-depth and well-rounded understanding of the Company and its customers.

Other Public Directorships
None

Timothy D. Myers
Director Since 2020
Age: 56
Chief Executive Officer, Arconic Corporation
2022 PROXY STATEMENT	14	ARCONIC

Directors

Career Highlights and Qualifications
Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000; and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility.

Attributes and Skills
Mr. O’Neal’s extensive leadership, executive and investment banking experience and financial expertise provide the Board with valuable insight and perspective.

Other Public Directorships
Clearway Energy, Inc. (CWEN) and Element Solutions Inc. (ESI) (formerly Platform Specialty Products Corporation)

E. Stanley O’Neal
Director Since 2020
Age: 70
Retired Chairman of the Board and Chief Executive Officer, Merrill Lynch & Co., Inc. Committees: Compensation and Benefits; Governance and Nominating (Chair)

Career Highlights and Qualifications
Mr. Stafeil has been Executive Vice President and Chief Financial Officer of Adient plc, a global leader in automotive seating, leading all of Adient’s financial activities including treasury, tax and audit as well as information technology, since April 2016. Prior to Adient, Mr. Stafeil served as Executive Vice President and Chief Financial Officer at Visteon Corporation from 2012 to March 2016 and has additionally held a series of domestic and international executive finance roles within the automotive sector. Mr. Stafeil also held management positions at Booz Allen Hamilton, Peterson Consulting and Ernst & Young.

Attributes and Skills
Over the course of his career, Mr. Stafeil has developed extensive operational leadership and financial management experience within publicly traded automotive supplier companies. His experience in the automotive industry and his background in risk management through his board service is an important asset to Arconic.

Other Public Directorships
None

Jeffrey Stafeil
Director Since 2020
Age: 52
Executive Vice President and Chief Financial Officer of Adient plc Committees: Audit and Finance
ARCONIC	15	2022 PROXY STATEMENT

Corporate Governance
Our Board is responsible for overseeing our management, to help ensure we meet our responsibilities to our shareholders and to build long-term growth in shareholder value, as well as giving consideration to the interests of our other key stakeholders, including our customers, employees and the communities where we operate or have an impact. Our Board believes that sound corporate governance is essential to effective fulfillment of its oversight responsibilities and is consistent with our integrity culture. Our Board and its committees conduct regular reviews of our governance policies and practices to ensure that our governance program is in compliance with applicable rules and regulations, aligns with our management of the Company, reflects best practices and is consistent with our values. Key features of our corporate governance practices include:

Board Structure and Function
• De-classified board structure requiring annual election of directors
• Majority voting standard in uncontested elections with resignation policy
• Annual Board and committee self-evaluations
• Annual peer evaluations of individual directors
• Director orientation and continuing education program
• Board leadership succession plan
• Retirement ages with Board ability to waive

Director Independence and Qualifications
• 8 of our 10 directors are independent
• Board committees composed entirely of independent directors
• Independent directors regularly meet in executive session
• Robust Director Selection Policy including specific criteria for service

Leadership
• Independent Board Chairperson with strong public company board and executive leadership experience
• Corporate Governance Guidelines provide for the appointment of a Lead Independent Director if the Chairperson is not independent
• Standing committees chaired by independent directors with public company and executive leadership experience reflective of areas of committee oversight

Shareholder Alignment
• Clawback policy for cash and equity incentive compensation that incorporates our commitment to our Code of Conduct
• Robust stock ownership and retention requirements
• Policies prohibiting short sales, hedging, margin accounts and pledging
• Robust Insider Trading Policy and procedures

Shareholder Rights
• Shareholder ability to act by written consent
• Special meetings can be called by any shareholders owning at least 25% of outstanding shares for at least one year
• Shareholder ability to remove directors with or without cause
• No supermajority voting provisions in our charter or bylaws
• No shareholder rights plan

2022 PROXY STATEMENT	16	ARCONIC

Corporate Governance
Director Independence
Providing objective, independent judgment is at the core of our Board’s oversight function. Under our Director Independence Standards, which conform to the New York Stock Exchange (“NYSE”) listing standards, a director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company or any subsidiary and that there are no other factors present that would impair the director’s ability to exercise independent judgment in carrying out his or her responsibilities.
Our Board has affirmatively determined that all of our current directors are independent except Messrs. Doty and Myers. In the course of its determination regarding independence, the Governance Committee reviewed all business relationships between Arconic and entities with which our directors or their family members have relationships and concluded that directors did not have a direct or indirect material interest in any such transactions. Mr. Doty is not independent as a result of his prior short-term management position with ParentCo following his service as an independent director on ParentCo’s board. Mr. Myers is not independent due to his current employment as our Chief Executive Officer.
Board Leadership Structure
Under our Corporate Governance Guidelines, the roles of Chairperson and CEO may be combined or separate, depending on the Board’s periodic evaluation of the composition of the Board and the Company’s leadership needs. The Company’s current Board leadership structure separates the roles of Chairperson and CEO. The Board believes this structure is critical to our success given the responsibilities of our CEO, and that our Chairperson’s extensive public company board and executive leadership experience provides an invaluable resource for our CEO and other members of the executive management team.
Our independent Chairperson’s duties and responsibilities include:
•	serving as a liaison between the independent directors and the CEO;
•	developing and establishing Board meeting agendas and the appropriate schedule of Board meetings, in consultation with the CEO and the other directors;
•	working with management to develop Board materials delivered in advance of Board meetings;
•	working with Board committees to assess the quality, quantity and timeliness of the flow of information from management to the Board;
•	presiding at all Board and shareholder meetings;
•	developing and establishing the agenda for, and presiding at, executive sessions of the Board’s independent and non-management directors;
•	leading the annual performance review of the CEO in conjunction with the Compensation and Benefits Committee;
•	advising the committee chairpersons regarding the fulfillment of each committee’s oversight obligations;
•	consulting and communicating with independent directors; and
•	being available to participate in communications with shareholders or other external communications, as appropriate.
Under our Corporate Governance Guidelines, if the Chairperson is not an independent director, the independent members of the Board shall elect an independent director to serve as Lead Director, and the Board will develop duties and obligations for the Lead Director.
ARCONIC	17	2022 PROXY STATEMENT

Corporate Governance
Committees of the Board
The Board has established three standing committees: the Audit and Finance Committee (the “Audit Committee”); the Compensation and Benefits Committee (the “Compensation Committee”); and the Governance and Nominating Committee (the “Governance Committee”). Each of the standing committees is governed by a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are reviewed by the applicable committee and recommended by the committee for approval by the Board. The charters of each of our Board committees are available on our website at www.arconic.com/corporate-governance. Information regarding current membership in the standing committees, the principal responsibilities of the standing committees, and other relevant information is described below.
Audit and Finance Committee(1)
Responsibilities

• Oversee the integrity of the Company’s financial statements and financial reporting and the integrity and effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting
• Sole authority for the appointment, retention, compensation, oversight, evaluation and termination of the Company’s independent auditors
• Oversee the qualifications and performance of the Company’s internal audit function
• Review and pre-approve all audit and other non-audit services to be provided by the independent auditors
• Oversee the Company’s compliance with legal and regulatory requirements
• Review related party transactions
• Oversee the Company’s risk management
• Oversee the Company’s strategy to mitigate cybersecurity risks and review the
Company’s information technology and security systems
• Review and provide advice and counsel to the Board regarding the Company’s capital structure, financing transactions, capital plan, share repurchase and dividend programs, and policies relating to interest rate, commodity and currency hedging

The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on our website.

Report

The Report of the Audit and Finance Committee appears on page 55 of this proxy statement.

Committee Members: Jacques Croisetiere (Chair) William F. Austen Christopher L. Ayers Margaret S. Billson Jeffrey Stafeil
Meetings in 2021: 8(2)
Independence: Committee members satisfy all applicable independence requirements.

Financial Literacy
and Expertise: All committee members are financially literate and the Board has determined that each committee member other than Ms. Billson qualifies as an “audit committee financial expert” under applicable SEC rules.

Charter last revised: July 30, 2021
(1)
Following Separation until February 2021, the Audit Committee and the Finance Committee were two separate committees. There was significant overlap between the functions and membership of the Audit Committee and the Finance Committee. In February 2021, the Board, on the recommendation of the Governance Committee, determined to combine the Audit Committee and the Finance Committee, effective February 4, 2021. Each of the current Audit and Finance Committee members served on each of the Audit Committee and the Finance Committee until the combination of the two committees, except for Ms. Billson, who was appointed to the Audit Committee following the combination of the two committees.

(2)	Includes six meetings of the Audit Committee, as well as one meeting of the Finance Committee and one joint meeting of the two committees prior to the combination of the two committees.
2022 PROXY STATEMENT	18	ARCONIC

Corporate Governance
Compensation and Benefits Committee
Responsibilities

• Annually establish the Chief Executive Officer’s compensation for approval by the independent directors, based upon an evaluation of performance in light of approved corporate goals and objectives
• Annually review and approve the compensation of the Company’s other executive officers
• Oversee the administration of the Company’s compensation and salaried benefit plans
• Review and approve and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans
• Review and approve the Company’s general compensation and benefit policies
• Regularly review, provide guidance to management and report to the Board regarding the Company’s talent management strategies, policies and practices promoting diversity, equity and inclusion within the Company, and key metrics and objectives related to the Company’s talent
• Approve the Compensation Discussion and Analysis for inclusion in the proxy statement

The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on our website. For more information on the activities of the Compensation Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Report

The Report of the Compensation and Benefits Committee appears on page 39 of this proxy statement.

Committee Members: William F. Austen (Chair) Margaret S. Billson E. Stanley O’Neal
Meetings in 2021: 6
Independence: Committee members satisfy all applicable independence requirements.
Compensation Committee Interlocks: None
Charter last revised: July 10, 2020
Governance and Nominating Committee
Responsibilities

Develop, recommend and oversee compliance with corporate governance policies
• Develop and recommend to the Board criteria for the selection of individuals to be considered as candidates for election to the Board
• Identify and recommend individuals qualified to become Board members to the full Board for consideration, including evaluating all potential candidates, whether initially recommended by management, other Board members or shareholders
• Endeavor to ensure that the Board and its committees are composed of directors that reflect a diversity of experience, gender, race, ethnicity and age
• Review and make recommendations to the Board regarding the structure, leadership and operations of the Board and Board committees
• Make recommendations to the Board regarding Board committee memberships
• Oversee an annual review of the Board’s performance and the individual director peer review process
• Periodically review and make recommendations to the Board regarding director compensation
• Oversee and make recommendations regarding Arconic’s policies and strategies related to corporate social responsibility and environmental sustainability matters

The responsibilities of the Governance Committee are further described in the Governance Committee Charter, which was adopted by the Board and a copy of which is available on our website.

Committee Members: E. Stanley O’Neal (Chair) Carol S. Eicher Frederick A. “Fritz” Henderson
Meetings in 2021: 4
Independence: All Committee members are independent.
Charter last revised: October 29, 2021
ARCONIC	19	2022 PROXY STATEMENT

Corporate Governance
Risk Oversight
The Board is actively engaged in overseeing and reviewing our strategic direction and objectives, taking into account, among other considerations, our risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. We have established a rigorous, comprehensive and integrated enterprise risk management (“ERM”) assessment in order to aggregate, monitor, measure and manage risks. The ERM assessment is conducted throughout the year, with management conducting a formal review with the Board annually and reporting to the Board at such additional times as are necessary or appropriate. Our ERM approach is designed to establish a mutual understanding among the Board and management of the effectiveness of our risk management practices and capabilities, review our risk exposure, appropriately allocate resources to mitigation of various risks, and to support our long-term operating plans and overall strategy.
While the full Board has overall responsibility for risk oversight, it is supported in this function by each of its committees, as set forth below.

Audit and Finance Committee
The Audit Committee supports the Board in the oversight of risks related to:
• our accounting, reporting and financial practices
• compliance with legal and regulatory requirements
• cybersecurity issues
• capital structure, financing transactions, capital plan, policies related to interest rate, commodity and currency hedging, and employee retirement plans

Compensation and Benefits Committee
The Compensation Committee supports the Board in the oversight of risks related to:
• compensation structure and programs, including the formulation, administration and regulatory compliance with respect to compensation matters
• talent management strategies, including diversity, equity and inclusion, and retention and recruitment

Governance and Nominating Committee
The Governance Committee supports the Board in the oversight of risks related to:
• Board organization, membership and structure
• our policies and strategies related to corporate social responsibility and environmental sustainability matters
• corporate governance practices

Process for Evaluation and Nomination of Director Candidates
We engage in a robust process to identify and evaluate the qualifications of potential director nominees for election, ensure that all directors are committed to upholding Arconic’s core values and determine that directors have sufficient capacity to contribute meaningfully to Board and committee function. Our Governance Committee is responsible for evaluating the qualifications of director candidates and recommending director nominees for approval by the Board. See “Director Qualifications” and “Board and Committee Self-Evaluation and Director Assessment” for additional information.
Nomination of Incumbent Directors.  In connection with recommending the current nominees to the Board for re-election, the Governance Committee reviews the Board’s structure, performance and composition, as well as the performance, skills, qualifications and business and professional background of each of the current directors. The Governance Committee also reviews each director’s time commitments, including service and leadership positions on boards and committees at public and private companies as well as community or charitable organizations. Incumbent directors who (i) satisfy the criteria for membership on the Board set forth in our Director Selection Policy, (ii) continue to make important contributions to the Board, and (iii) consent to continued service on the Board will be considered for nomination for re-election. See “—Board and Committee Self-Evaluations and Director Performance” for additional information on our peer review process.
Evaluation of New Nominees.  Our Governance Committee will evaluate potential new director candidates in light of the criteria and factors set forth in our Director Selection Policy and our Corporate Governance Guidelines. The Governance Committee or a subcommittee will conduct interviews and may invite other Board members or Arconic executives to interview the candidate to assess the candidate’s overall qualifications. The Governance Committee will also consider the assessment of any search firm it has retained and the background information such firm provides on any person it recommends for
2022 PROXY STATEMENT	20	ARCONIC

Corporate Governance
consideration. The nominee evaluation process and criteria are the same regardless of whether the candidate was identified by a search firm, a director, management or a shareholder. If the Governance Committee recommends a candidate to the Board, the Board may, as with any nominee, either accept or reject the recommendation.
Shareholder Nominations.  Shareholder nominations must be made pursuant to the procedures set forth in our Bylaws (including via our proxy access bylaw) and described in this proxy statement under the heading “Submitting Proxy Proposals and Director Nominations for the 2023 Annual Meeting.”
Shareholder Recommendations for Director Nominees.  Any shareholder wishing to recommend a candidate for director should follow the process outlined above under “Shareholder Nominations.” Candidates who are recommended, as opposed to nominated, will receive the same consideration as other proposed candidates.
Board Diversity and Experience.  The Governance Committee and the Board seek to achieve a mix of directors that represent a diversity of attributes, background, experiences (including experience with businesses and other organizations of a comparable complexity), perspectives and skills, including with respect to differences in customs, culture, international background, thought, generational views, race, gender, ethnicity and specialized professional experience. At least annually and when Board vacancies arise, the Governance Committee and the Board review the qualifications, judgment, attributes, background, experiences, perspectives and skills of each director and any director candidate and the interplay of such director’s or director candidate’s qualifications, judgment, attributes, background, experiences, perspectives and skills with the Board as a whole. While diversity and variety of experiences and viewpoints represented on the Board are always considered by the Governance Committee and the Board, no director nominee will be chosen or excluded solely because of race, color, gender, ethnicity, national origin or sexual orientation or identity. Our current Board is 30% diverse, including 20% gender diversity and 10% ethnic diversity, and Board leadership positions are 25% ethnically diverse. In addition, our Compensation Committee and Governance Committee reflect both gender and ethnic diversity, and our Audit Committee reflects gender diversity.
Director Qualifications.  A company of our size and geographic presence must have strong governance as well as leaders who understand and adapt to our diverse customers and business needs. The Board, pursuant to the Governance Committee’s recommendation, adopted a Director Selection Policy which, together with guidelines and requirements set forth in our Corporate Governance Guidelines and our committee charters, provides guidance with respect to the annual review of each incumbent director and the identification and evaluation of new director candidates.
Arconic believes in utilizing a holistic, values-based criterion for selecting Board members, and our policies reflect the premise that the need for directors possessing particular qualifications, judgment, attributes, background, experiences, perspectives and skills will vary from time to time based on our business operations and the interplay of those characteristics with the Board as a whole. Accordingly, while all directors are expected to meet certain minimum criteria that are indicative of the individual’s ability to uphold our values in fulfilling the oversight function of the Board, the Governance Committee and the Board have the discretion, in the evaluation of any particular incumbent director or candidate for nomination, to consider some or all of the following criteria, to eliminate one or more particular criteria as not applicable, to consider additional criteria that are determined to be relevant, and to afford equal or unequal weighting to various criteria considered.

Values-Based Qualifications
• Directors must have demonstrated the highest ethical behavior and must have reputations, both personal and professional, that are consistent with a commitment to uphold our reputation and values.
• Directors must understand the fiduciary obligations and legal responsibilities of directors of publicly held companies.
• Directors must be independent in thought and judgment. They must have the ability to speak out on difficult subjects; to ask challenging questions of management, other directors, and advisors to the Company, and demand accurate, honest answers; and to balance constructive challenges to management with maintaining an atmosphere of collaboration and trust.

Diversity
• Our goal is to achieve a mix of directors that represent a diversity of attributes, background, experiences, perspectives and skills, as well as diversity of customs, culture, international background, thought, generational views, race, gender, and ethnicity.
• Our Board is currently 30% diverse, Board leadership positions are 25% diverse, and committee positions are 45% diverse.

ARCONIC	21	2022 PROXY STATEMENT

Corporate Governance

Skills and Experience
• Directors should understand and be committed to balancing the long-term interests of all of our shareholders, as well as giving consideration to the interests of its other key stakeholders, including its customers, employees and the communities where the Company has an impact. Directors must not be beholden to any special interest group or constituency.
• Each director should have demonstrated excellence in his or her profession and be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.
• Directors should have proven business acumen that adds substantial value and perspective to the Board’s oversight of material issues related to the Company’s business.
• Directors should be committed to understanding the Company and its industry; to regularly preparing for, attending and actively participating in meetings of the Board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with their obligations to the Company.
• All members of the Board should be financially literate and must have a sound understanding of business strategy, business environment, corporate governance and board operations.
• New director nominees should be willing and able to commit to serve as a member of the Board for an extended period of time.

Independence
• A majority of directors must be “independent” under the listing standards of the NYSE and must otherwise be free of any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of directors.
• All directors serving on the Audit Committee and the Compensation Committee must also meet the enhanced independence criteria established by the NYSE or the SEC for such committee members, and have such expertise or qualifications as required by applicable law.
• No director should have, or appear to have, a conflict of interest that would impair that director’s independent judgment or ability to make decisions consistently in a fair and balanced manner.

Membership on Other Boards
• Each director who also serves as a chief executive officer of, or equivalent position at, a public company should not serve on more than two public company boards in addition to the board of his or her employer (for a total of three public company directorships).
• Each director who is not a chief executive officer of a public company may serve on no more than four boards of other public companies (for a total of five such directorships).
• An Audit Committee member shall not serve on the audit committees of more than three public companies (including Arconic) in accordance with the NYSE listing standards.

Financial Literacy and Expertise	• Each Audit Committee member must be financially literate. • At least one Audit Committee member must be an “audit committee financial expert” under criteria established by the SEC.

Age Limit
• Our policy is that no director should stand for election or re-election to the Board if the director has reached age 75 before the date of election or will reach age 75 during the term for which the director is being considered for nomination.
• Upon recommendation of the Governance Committee, the Board may waive this policy if it determines that such re-nomination is in the best interests of the Company and its shareholders.

2022 PROXY STATEMENT	22	ARCONIC

Corporate Governance
Succession Planning. The Board has approved a plan providing for the succession of qualified individuals to positions of Board and committee leadership should the need arise, including Jacques Croisetiere (successor Chairperson of the Board); Christopher Ayers (successor Chair of the Audit Committee); Margaret S. Billson (successor Chair of the Compensation Committee); and Carol S. Eicher (successor Chair of the Governance Committee).
Board and Committee Self-Evaluations and Director Performance
The Board and each committee conduct an annual self-evaluation of its performance. In addition, the Governance Committee conducts a formal annual assessment of the performance of each incumbent director in advance of its recommendation of a slate of director nominees for approval by the Board. The Governance Committee oversees the design and implementation of the self-evaluation process for the Board, each committee and individual directors. As part of the annual review and nomination process, each director engages in a robust peer review of each other director, which provides for the opportunity to rate the other directors’ performance and suitability for service in a variety of areas, provide tailored comments regarding other directors, and recommend whether each other director should be nominated for re-election and, if applicable, continue in positions of committee service or leadership.
Majority Voting for Directors
Directors are elected by a majority of the votes cast. If the number of shares voted “for” an incumbent director’s election does not exceed fifty percent (50%) of the number of votes cast with respect to that director’s election (with votes cast including votes against in each case and excluding abstentions and broker non-votes with respect to that director’s election) in an uncontested election, the nominee must promptly tender his or her resignation, and the Board will decide, through a process managed by the Governance Committee and excluding the nominee, whether to accept the resignation. The Board will publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. Any director nominee not already serving on the Board who fails to receive a majority of votes cast in an uncontested election will not be elected to the Board. An election of directors is considered to be contested if the number of candidates for election as directors exceeds the number of directors to be elected, with the determination being made in accordance with our Bylaws.
Director Resignation Upon Change in Principal Responsibilities
Our Corporate Governance Guidelines provide that any director who changes his or her principal employment, position, or professional role or affiliation following election or re-election to the Board shall notify the Governance Committee and offer his or her resignation from the Board. The Governance Committee will evaluate the facts and circumstances and make a recommendation to the Board whether to accept an offer of resignation or request that the director continue to serve on the Board. Any employee of Arconic who is also a director must offer to resign from the Board effective as of the same date that he or she retires or otherwise ceases to be an employee.
Meetings of the Board and Committees
During fiscal 2021, the Board held six meetings, the Audit Committee held eight meetings (which includes one joint meeting of the formerly separate Audit Committee and Finance Committee and one meeting of the Finance Committee), the Compensation Committee held six meetings and the Governance Committee held four meetings. During 2021, each incumbent director attended 100% of the aggregate of all meetings of the Board and the committees on which he or she served and following his or her appointment to the committees. All directors have access to materials for committee meetings, and are entitled to attend, as a guest, any meeting of a committee on which they do not serve.
Attendance at Annual Meeting of Shareholders
Under Arconic’s Corporate Governance Guidelines, all directors are expected to attend the annual meeting of shareholders. All directors attended Arconic’s virtual annual meeting of shareholders in 2021.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves on the board or as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board or as a member of our Compensation Committee.
ARCONIC	23	2022 PROXY STATEMENT

Corporate Governance
Communications with the Board
The Board believes that effective communication with the Company’s shareholders is important. Shareholders and other interested parties wishing to contact the Chairperson, the chairperson of any committee, individual directors or the independent directors as a group may do so by sending a written communication to the attention of the Chairperson of the Board of Directors c/o Corporate Secretary, 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872.
Communications addressed to the Board or to a Board member are distributed to the Board or to any individual director or directors as appropriate. The Board has asked the Corporate Secretary to submit to the Board all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings; product complaints and product inquiries; new product or technology suggestions; job inquiries and resumes; advertisements or solicitations; and surveys.
Director Orientation and Continuing Education
In consultation with the Governance Committee, management provides materials and briefings to new directors, on an individualized basis, to assist them in becoming familiar with our business, industry and corporate governance practices, and additional formal and informal opportunities to directors (including site visits to business operations) on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues that arise. Director continuing education enhances the skills and knowledge necessary to fulfill director responsibilities. We provided three director orientation sessions following the Separation. We also provide in-boardroom educational sessions on emerging issues and matters relevant to our business. During 2021, we conducted a visit by our directors to a manufacturing facility that included facility tours and educational presentations by facility personnel on a variety of subjects, including site history, manufacturing processes, equipment operation, research and development, and employee safety issues. Additionally, we encourage directors to participate in external continuing director education programs.
Code of Ethics
We maintain a Code of Conduct that applies to all directors, officers and employees, as well as those of Arconic’s subsidiaries, affiliates, partnerships, joint ventures and other business associations that we effectively control. Amendments to or waivers of the Code of Conduct for directors and executive officers may only be granted by the Audit Committee. We intend to disclose any changes in, or waivers of, the Code of Ethics by posting such information on our website or by filing a Current Report on Form 8-K, in each case to the extent such disclosure is required by SEC or NYSE rules. To date, no such amendments have been made or waivers granted.
Related Party Transactions
The Company is committed to managing the heightened risks of actual or perceived conflicts of interest that could damage the reputation of and public trust in the Company. Accordingly, the Board has adopted a written Related Person Transaction Approval Policy (the “Related Party Transaction Policy”) to govern the procedures for review and consideration of all related party transactions.
Our Policy on Related Party Transactions. The Related Party Transaction Policy applies to any transaction in which Arconic is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party means any director or executive officer, any nominee for director, any shareholder known to Arconic to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.
It is the responsibility of the Audit Committee to review related party transactions and approve, revise or reject such transactions. It is our policy to enter into related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of Arconic and its shareholders. In determining whether to approve a related party transaction, the Audit Committee may consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to Arconic; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director may participate in the deliberations or vote regarding a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.
2022 PROXY STATEMENT	24	ARCONIC

Corporate Governance
Pre-Approved Categories of Related Party Transactions. Under our Related Party Transaction Policy, certain types of transactions are deemed to be pre-approved, including compensation approved by the Compensation Committee, transactions not in excess of the greater of $1 million or 2% of the other party’s revenues where other controlling factors are not present, and transactions involving competitive bids or at rates fixed by governmental authority.
Stock Ownership Requirements
To further align our officers’ and directors’ interests with those of shareholders, Arconic maintains robust stock ownership requirements. Stock ownership requirements for officers are based on a multiple of base salary, and for non-employee directors are based on a multiple of annual cash retainers (excluding any special retainers, such as special retainers for service on or chair of any committee, as Chairperson of the Board or as lead independent director), in each case as set forth below. All of our non-employee directors and officers are in compliance with the stock ownership requirements.
Position	Multiple of Base Salary or Annual Retainer
Non-Employee Directors	5x
CEO	6x
Executive Officers	3x
Officers(1)	1x
(1)	Group Presidents and those officers appointed by the Board of Directors, not including any such officers whose title includes the designation “Assistant” or terms of similar meaning
The stock ownership requirements must be satisfied within 5 years of the later of (a) April 1, 2020 and (b) the date an individual becomes subject to these requirements or as a result of a promotion becomes subject to an increased ownership requirement. Non-employee directors must maintain compliance with the stock ownership requirements until their retirement from the Board. Officers are required to maintain compliance with the stock ownership requirements until their separation from service in a position causing them to be subject to requirements or until such time as the requirements no longer apply to the position in which they serve.
Until stock ownership requirements are met, each individual is required to retain 50% of the aggregate of the following:
•	any shares acquired in connection with the Separation on April 1, 2020;
•	any shares held by the individual prior to becoming subject to the stock ownership requirements; and
•
any shares acquired upon the vesting of restricted share units (including performance-based restricted shares units) or upon the exercise of stock options, after deducting shares used to pay for the option exercise price and taxes.

This requirement increases to 100% in the event a sale of shares results in non-compliance. Registered shares, shares held in trust, unvested time-based restricted share units or stock awards, and shares held in stock funds of Arconic savings plans or deferred compensation plans count towards compliance with the stock ownership requirements. Unvested performance-based restricted share units or stock awards, shares underlying stock options, stock appreciation rights (“SARs”), and pledged shares are not counted towards compliance with the stock ownership requirements.
Prohibition against Short Sales, Hedging, Margin Accounts and Pledging
Our Insider Trading Policy contains restrictions that, among other things, prohibit directors, officers or employees from:
•	engaging in short sales of Arconic securities and derivative or speculative transactions in Arconic securities;
•
purchasing or using financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Arconic securities; and

•
holding Arconic securities in margin accounts, pledging Arconic securities as collateral or maintaining an automatic rebalance feature in savings plans, deferred compensation or deferred fee plans (applicable to directors and Section 16 officers).

Director Compensation
Our director compensation program is designed to provide competitive compensation to attract and retain high-quality outside directors. Our Governance Committee periodically reviews and makes recommendations to the Board regarding director compensation. As part of this review, the Governance Committee may solicit the input of outside compensation consultants. During fiscal 2021, the Governance Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant with expertise in director compensation, to provide advice to the Governance Committee and evaluate our director compensation in light of the practices of other similarly sized companies in our industry.
ARCONIC	25	2022 PROXY STATEMENT

Corporate Governance
In 2021, the Board, upon the advice of Meridian and the recommendation of the Governance Committee, approved increases to the annual retainers payable to the Audit Committee Chair and the Compensation Committee Chair to $25,000 and $20,000, respectively, effective January 1, 2022.
Annual Compensation. The table below sets forth the components and limits of non-employee director compensation for fiscal 2021, as set forth in the Company’s Non-Employee Director Compensation Policy.
Annual Non-Employee Director Compensation
Annual Cash Retainer(1)	$120,000
Annual Equity Award(2)	$150,000
Additional Annual Retainers(3)	$130,000 Chairperson of the Board
$20,000 Audit Committee Chair(6)
$15,000 Compensation Committee Chair(6)
$15,000 Other Committee Chair
Per Meeting Fee for Meetings in Excess of Regularly Scheduled Meetings(4)	$1,200
Total Annual Director Compensation Limit(5)	$750,000
(1)
Each non-employee director may elect to defer all or part of his or her cash compensation pursuant to the Amended and Restated 2020 Deferred Fee Plan For Directors (“Deferred Fee Plan”). Directors may elect to defer their cash compensation into various investment options or into restricted share units that are fully vested at grant. Cash fees that are deferred into restricted share units will be settled in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

(2)
The annual equity award is granted in the form of restricted share units and generally will vest after one year in accordance with the Non-Employee Director Compensation Policy. Directors may elect to defer their restricted share units until separation from service in accordance with the terms of the Deferred Fee Plan. Restricted share units that have vested will be settled in a lump sum or installments following termination of service on the Board, in accordance with the elections made by non-employee directors.

(3)
A non-employee director may simultaneously serve as the chair of more than one committee, but will receive for such service only one additional annual retainer fee, equal to the highest of the additional annual retainer fees associated with his or her chair positions.

(4)
A fee of $1,200 is paid to non-employee directors for each Board or committee meeting attended in excess of five regularly scheduled meetings during any calendar year that exceeds two hours in duration.

(5)
The sum of the grant date value of all equity awards granted and all cash compensation paid to a non-employee director as compensation for services as a non-employee director shall not exceed $750,000 in any calendar year.

(6)	Effective January 1, 2022, the additional annual retainers payable to the Audit Committee Chair and the Compensation Committee Chair were increased to $25,000 and $20,000, respectively.
Director Compensation Table. The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 31, 2021. Directors who are employees are not compensated for their services as directors.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)(3)
Frederick A. Henderson, Chairman	$250,000	$150,011	$400,061
William F. Austen	$135,000	$150,011	$285,061
Christopher L. Ayers	$120,000	$150,011	$270,061
Margaret S. Billson	$120,000	$150,011	$270,061
Jacques Croisetiere	$140,000	$150,011	$290,061
Elmer L. Doty	$120,000	$150,011	$270,061
Carol S. Eicher	$120,000	$150,011	$270,061
E. Stanley O’Neal	$135,000	$150,011	$285,061
Jeffrey Stafeil	$120,000	$150,011	$270,061
(1)
This column reflects the cash fees earned by directors for Board and committee service during fiscal 2021, whether or not such fees were deferred. For 2021, Mr. O’Neal elected to defer 100% of his cash fees, resulting in the granting of 4,368 restricted share units and a cash in lieu payment of $41.

(2)
The “Stock Awards” column represents the aggregate grant date fair value of restricted share units granted under our Stock Incentive Plan during fiscal 2021, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. We calculated the estimated fair value of the restricted share units using the closing price of our common stock on the grant date. See Note K of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, the aggregate number of unvested restricted share units held by each of our non-employee directors was 4,252. Dollar amounts reflect rounding to the nearest whole restricted share unit. Restricted share units received under the Deferred Fee Plan vest immediately.

(3)	Total amounts include travel insurance premiums in the amount of $50 paid by Arconic on behalf of each director.
2022 PROXY STATEMENT	26	ARCONIC

PROPOSAL 2
Advisory Vote on Executive Compensation
Our executive compensation program is designed to provide competitive pay opportunities to attract, motivate and retain key executives. We target pay opportunities within a range of the median among appropriate peers against which we compete for talent, and emphasize performance-based compensation that aligns the interests of management and shareholders without motivating excessive risk taking. See “Compensation Discussion and Analysis” for additional information regarding the purpose, design and individual elements of our compensation program and “Executive Compensation” for additional information regarding executive compensation for the fiscal year ended December 31, 2021.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as “say on pay”, gives our shareholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this proxy statement. Accordingly, the following resolution is submitted for shareholder vote at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to applicable SEC rules, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
The “say on pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, our Board and the Compensation Committee value the opinion of our shareholders and to the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
Advisory votes on executive compensation will occur on an annual basis, as determined by the Board and taking into consideration the results of the shareholder vote on frequency of advisory votes on executive compensation at the 2021 annual meeting of shareholders.
The approval of the advisory vote on executive compensation requires the affirmative vote of a majority of shares present and entitled to vote on this matter. Abstentions are counted as votes “against” and broker non-votes have no effect on the voting with respect to Proposal 2.
The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as described in this proxy statement.
ARCONIC	27	2022 PROXY STATEMENT

Compensation Discussion and Analysis
Executive Summary
Arconic’s executive compensation programs are developed by the Compensation Committee. The Compensation Committee is responsible for reviewing Arconic’s compensation philosophy and establishing Arconic’s general compensation and benefit policies. Compensation levels, as well as performance metrics and targets under annual and long-term incentive plans, for each of our named executive officers (“NEOs”) are determined and approved annually by the Compensation Committee, except that the compensation of our Chief Executive Officer is determined by the Compensation Committee and approved by the independent directors.
Certain information in this “Compensation Discussion and Analysis” section of the proxy statement includes financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States of America, commonly known as “non-GAAP” measures. For a reconciliation to the most directly comparable GAAP financial measures and management’s rationale for the use of such non-GAAP measures, please see Appendix A to this proxy statement.
Our Named Executive Officers. This Compensation Discussion and Analysis focuses on Arconic’s NEOs, who are our Chief Executive Officer, our Chief Financial Officer, and the three most highly compensated executive officers based on compensation for the year ended December 31, 2021.
Name	Title
Timothy D. Myers	Chief Executive Officer
Erick R. Asmussen	Executive Vice President and Chief Financial Officer
Melissa M. Miller	Executive Vice President and Chief Human Resources Officer
Mark J. Vrablec	Executive Vice President and Chief Commercial Officer
Diana C. Toman(1)	Former Executive Vice President, Chief Legal Officer and Secretary
(1)
Ms. Toman separated from Arconic effective December 31, 2021. Accordingly, while the Compensation Discussion and Analysis section of this proxy statement includes information regarding Ms. Toman’s compensation during 2021, any discussion related to future compensation decisions and policies for NEOs does not include Ms. Toman.

Say on Pay Vote. Each year, Arconic provides shareholders with a say-on-pay advisory vote on our executive compensation program. At the 2021 annual meeting of shareholders, approximately 96% of the votes cast for the say-on-pay proposal were in favor of the compensation of our NEOs. Accordingly, the Compensation Committee determined that substantive changes to our executive compensation program were not required. To the extent there is any significant vote against the NEO compensation, the Compensation Committee will consider the impact of such vote on its future compensation policies and decisions.
2022 PROXY STATEMENT	28	ARCONIC

Compensation Discussion and Analysis
2021 Key Compensation Decisions
The Compensation Committee modified certain features of Arconic’s 2021 incentive programs for the NEOs, after consideration of market studies and other information provided by Meridian, in order to transition from temporary compensation decisions that were intended to reflect the unique challenges presented in 2020 by operating as a newly public company and by the COVID-19 pandemic, and to enhance alignment of the compensation program with Arconic’s business strategy and externally reported metrics.
Annual Incentive Compensation Program. The Compensation Committee made the following modifications to the annual incentive compensation program.
Metric	2021 Change	Rationale
Adjusted EBITDA	Weighting increased from 50% to 70%	Reflects focus on profitability and more closely aligns with investor expectations.
Modified Free Cash Flow	Weighting decreased from 50% to 30%	Reflects focus on profitability and more closely aligns with investor expectations. Previous weighting reflected priority on cash conservation during the early phases of the COVID-19 pandemic.
Replaced Controllable Free Cash Flow
Provides enhanced transparency and more closely aligns incentive compensation with Arconic’s externally reported metrics, adjusted to reflect planned pension contributions as Arconic took action to reduce legacy liabilities during 2021. Previous metric implemented prior to the Separation to reflect a combination of segment-level, business-driven metrics and corporate metrics that mitigated against the impact of the Separation.

Long-Term Incentive Compensation Program. The Compensation Committee made the following modifications to the long-term incentive compensation program.
Metric or Feature	2021 Change	Rationale
Award Mix	Increase PRSUs from 30% to 50% (60% for CEO) of awards	Enhance alignment of pay and performance and further align the interests of Arconic’s executives with the interests of shareholders.

Recognition that the previous mix was established for 2020 awards to reflect the lack of visibility into business and economic conditions specific to 2020 and the unique challenges facing management in navigating those conditions.

Adjusted EBITDA	Weighting increased from 25% to 50%	Reflect focus on profitability and more closely align with investor expectations.
Controllable Free Cash Flow	Eliminated	Reduce the overlap of metrics between annual cash incentive and long-term compensation programs.
Eliminate short-term financial metrics as a performance measure for determining long-term incentive awards.
Return on Invested Capital (“ROIC”)	Replaced pre-tax Return on Net Assets with 25% weighting	Further align compensation with effective use of capital, including cash generated from operations.
Relative TSR	25% weighting rather than post-performance period multiplier	Further align executive compensation with the creation of shareholder value as compared to Arconic’s peers.
One-year performance periods	Replaced by a cumulative three-year period
Recognition that one-year performance periods were established for the 2020-2022 performance period to address the lack of visibility and challenges in setting long-term financial goals at the outset of the COVID-19 pandemic.

ARCONIC	29	2022 PROXY STATEMENT

Compensation Discussion and Analysis
2021 Long-Term Incentive Compensation Grants. As part of its review of governance practices, the Compensation Committee adopted an equity grant and vesting cadence for annual employee grants, with grants to occur on March 1st of every year (or the first business day thereafter), and with vesting dates three years from the grant dates. In order to align the 2021 grants with this cadence, in February 2021 the Compensation Committee approved the dollar value of the awards, the calculation of the number of shares underlying the awards based on the closing price of Arconic’s common stock on March 1, 2021, and a vesting date of March 1, 2024. Because amendments to the Stock Plan, including an increase in shares available for grants under the Stock Plan, were pending shareholder approval in February 2021, the Compensation Committee granted the 2021 awards on May 21, 2021 following receipt of shareholder approval. The dollar value of the 2021 awards significantly increased between March 1 and May 21, 2021. The Compensation Committee does not expect to deviate from the established cadence in determining or granting annual awards in future periods. The 2021 equity awards for our NEOs were comprised of PRSUs and RSUs.
New Executive Compensation Peer Group. The Compensation Committee approved a new peer group for purposes of setting executive compensation, replacing the separate CEO peer group and Other NEO peer group previously approved by the Compensation Committee of ParentCo’s board of directors (the “ParentCo Compensation Committee”). The Compensation Committee considers the practices of companies in the selected peer group as one of many factors when making compensation determinations. The executive compensation peer group includes a select group of automotive, materials and capital goods companies in the Russell 3000 index, refined to reflect similar materials conversion companies with a median revenue of $6.0 billion in 2020.
Alcoa Corporation	Cleveland- Cliffs	Goodyear Tire & Rubber	Steel Dynamics
Allegheny Technologies	Commercial Metals	Masco	The Chemours Co.
American Axle & Manufacturing	Crown Holdings	Olin Corp.	The Timken Co.
Ball Corp.	Domtar	Reliance Steel & Aluminum	U.S. Steel
Boise Cascade	Dover Corp.	Spirit AeroSystems	WestRock
In addition, the Compensation Committee approved the use of a supplemental custom peer group comprised of materials and industrial companies with a median revenue of $7.15 billion in 2020 for purposes of further analyzing executive compensation. The supplemental peer group was not used by the Compensation Committee to benchmark compensation, but rather served as an additional reference point in evaluating current compensation practices among comparable companies.
Performance Peer Group. The Compensation Committee approved a new peer group for NEOs for purposes of evaluating Relative TSR beginning with the 2021 PRSU awards. The peer group consists of the materials companies in the S&P 1000 Index, which includes Arconic and other small-cap and mid-cap metals, mining and materials companies.
Elements of Executive Compensation
Arconic’s executive compensation program is comprised of three key elements, designed to balance the important objectives of the program, as set forth below. Arconic maintains two key compensation plans: the Arconic Corporation 2020 Annual Cash Incentive Plan (the “Cash Plan”) and the Arconic Corporation 2020 Stock Incentive Plan (the “Stock Plan”). Equity awards granted under the Stock Plan are comprised of performance-based restricted share units (“PRSUs”) and time-based restricted share units (“RSUs”).
Element	Form	Objectives
Base Salary Guaranteed, short-term	Cash	• Attract and retain key executives • Align with roles, responsibilities and experience
Annual Incentive At-risk, short-term	Cash	• Reward overall results for annual performance • Align payout with achievement of financial goals • Reflect individual performance
Long-Term Incentive At-risk, long-term	Equity Awards
• Reward achievement of long-term financial objectives
• Align interest of executives with interests of shareholders
• Retain executives through multi-year vesting periods
• Earned amounts of a significant portion of awards reflect Arconic’s performance relative to peers
• Reflect individual performance and potential

2022 PROXY STATEMENT	30	ARCONIC

Compensation Discussion and Analysis
2021 Compensation Structure and Plan Design
Summary. The compensation structure for our NEOs for 2021 includes base salaries, annual cash incentive compensation and long-term equity incentive compensation. Total target direct compensation for each of our NEOs is set forth below.
Name	Annual Base Salary(1)	Annual Cash Incentive Target Opportunity(1)		Target Total Cash	Long-Term Incentive Target Opportunity	Target Total Direct Compensation
		% Salary	$Value
Timothy D. Myers	$1,000,000	125%	$1,250,000	$2,250,000	$5,250,000	$7,500,000
Erick R. Asmussen	$581,000	90%	$522,900	$1,103,900	$1,200,000	$2,303,900
Melissa M. Miller	$425,000	65%	$276,250	$701,250	$650,000	$1,351,250
Mark J. Vrablec	$500,000	70%	$350,000	$850,000	$600,000	$1,450,000
Diana C. Toman(2)	$506,000	75%	$379,500	$885,500	$875,000	$1,760,500
(1)	Base salary amounts are effective March 1, 2021. Annual cash incentive target opportunities are effective March 1, 2021, but are applied to actual base salary earned in 2021.
(2)
Ms. Toman separated from Arconic effective December 31, 2021. In connection with her separation, she received, among other payments, a lump sum payment equal to her annual cash incentive compensation award for 2021 calculated at target. All unvested long-term equity incentive compensation awards previously granted to Ms. Toman were forfeited in connection with her separation from Arconic.

This compensation structure reflects the pay-for-performance objective of Arconic’s compensation philosophy. The following charts illustrate the 2021 total direct compensation mix at target for Mr. Myers and the average of our other NEOs. Total direct compensation is comprised of (i) base salary for the year ended December 31, 2021, (ii) 2021 annual cash incentive opportunity at target and (iii) grant value of 2021 long-term incentives at target. A majority of total direct compensation is at risk because our annual cash incentives (“STI”), RSUs and PRSUs (together, “LTI”) are variable, performance-based compensation.

Base Salary. The Compensation Committee established the base salaries for the NEOs, considering a number of factors they determined were appropriate, including the responsibilities associated with each executive officer’s respective position, experience and individual performance, the base salary levels relative to the median of the applicable peer group, and, for NEOs other than the CEO, the recommendation of the CEO.
ARCONIC	31	2022 PROXY STATEMENT

Compensation Discussion and Analysis
Annual Cash Incentive Compensation. Arconic’s NEOs participate in the annual incentive program, which provides them with the opportunity to earn awards under the Cash Plan based on the achievement of corporate performance goals. The goals are established by the Compensation Committee, and are intended to focus our NEOs on specific performance metrics and goals that the Compensation Committee believes reflect critical operating objectives. The table below sets forth the 2021 target incentive compensation awards for Arconic’s NEOs.
Name	Annual Cash Incentive Target Opportunity % Salary(1)
Timothy D. Myers	125%
Erick R. Asmussen	90%
Melissa M. Miller	65%
Mark J. Vrablec	70%
Diana C. Toman(2)	75%
(1)	Annual cash incentive target opportunities are effective March 1, 2021, but are applied to actual base salary earned in 2021.
(2)
Ms. Toman separated from Arconic effective December 31, 2021. In connection with her separation, she received, among other payments, a lump sum payment equal to her annual cash incentive compensation award for 2021, calculated at target. She is not entitled to, and did not receive, any additional payment under the Cash Plan.

Each NEO has the opportunity to earn between 0% and 200% of his or her target cash incentive award, on an interpolated basis, depending on Arconic’s achievement of the performance metrics. In addition, the Compensation Committee has discretion, after the determination of achievement of applicable financial objectives, to apply a multiplier so as to increase any individual’s award for a particular year by up to 20% or to reduce any individual’s award by any amount to take into account individual performance during the applicable year. The individual performance multiplier may not be applied to increase any individual’s award to an amount that exceeds 200% of target. The performance metrics, weighting and targets for the 2021 cash incentive awards are set forth in the table below.
Metric	Weight	0% (Threshold)	100%	200% (Maximum)
Adjusted EBITDA(1)	70%	$632	$725	$800
Modified Free Cash Flow(1)	30%	$196	$270	$327
(1)
Dollars in millions. As noted above, Adjusted EBITDA and Modified Free Cash Flow are non-GAAP measures. See Appendix A for a reconciliation to the most directly comparable GAAP financial measures and a discussion of management’s rationale for the use of these non-GAAP measures.

The Compensation Committee determined the performance metrics for cash incentive awards under the Cash Plan to incentivize management’s focus on appropriate operational and financial objectives.
•
Adjusted EBITDA aligns executive compensation with Arconic’s operating plan and business strategies. In addition, the Compensation Committee recognizes that Adjusted EBITDA is the metric most commonly used for assessing the profitability of companies in Arconic’s industry.

•	Modified Free Cash Flow reflects the continued focus on cash generation while more closely aligning incentive compensation with Arconic’s externally reported metrics.
The target ranges and actual performance results for purposes of the Cash Plan for the year ended December 31, 2021, based on the Compensation Committee’s assessment of the Company’s performance, are set forth below.
Metric	Weight	0%	100%	200% (Maximum)	Result	% of Target	Weighted Result % of Target
Adjusted EBITDA(1)	70%	$632	$725	$800	$712	86.6%	60.6%
Modified Free Cash Flow(1)	30%	$196	$270	$327	$188	0%	0%
							60.6%
(1)	Dollars in millions. See Appendix A for a reconciliation to the most directly comparable GAAP financial measures and management’s rationale for the use of these non-GAAP measures.
2022 PROXY STATEMENT	32	ARCONIC

Compensation Discussion and Analysis
The annual cash incentive awards earned by our NEOs for the year ended December 31, 2021 are set forth below.
Name	Base Salary Earnings	Target as a % of Base Salary	Target Opportunity	Achievement as % of Target	Individual Performance Multiplier	Annual Cash Incentive Earned
Timothy D. Myers	$975,000	125%	$1,218,750	60.6%	100%	$738,563
Erick R. Asmussen	$572,500	90%	$515,250	60.6%	100%	$312,242
Melissa M. Miller	$417,500	65%	$271,375	60.6%	105%(1)	$172,676
Mark J. Vrablec	$494,782	70%	$346,348	60.6%	100%	$209,887
Diana C. Toman(2)	$500,833	75%	$375,625	N/A	N/A	N/A
(1)
Ms. Miller’s annual cash incentive award, calculated based on performance results, was $164,453. However, based on her individual performance during 2021, the Compensation Committee subsequently approved the application of the individual performance multiplier reflected above to increase her award.

(2)
Ms. Toman separated from Arconic effective December 31, 2021. In connection with her separation, she received, among other payments, a lump sum payment equal to her annual cash incentive compensation award for 2021, calculated at target. She is not entitled to, and did not receive, any additional payment under the Cash Plan.

Long-Term Incentive Compensation. All NEOs participate in our long-term compensation program, pursuant to which equity awards are granted by the Compensation Committee under the Stock Plan. In 2021, the CEO received equity grants comprised 60% of PRSUs and 40% of RSUs and the other NEOs received equity grants comprised 50% of PRSUs and 50% of RSUs. RSUs generally cliff vest on the third anniversary of the grant date, subject to certain exceptions. For the 2021 awards, the Compensation Committee approved a grant date of May 21, 2021 and a vesting date of March 1, 2024 to align with an approved equity grant cadence. See “—2021 Key Compensation Decisions—2021 Long-Term Incentive Compensation Grants.” Each NEO has the opportunity to earn between 0% and 200% of his or her target PRSU award, on an interpolated basis, depending on Arconic’s achievement of Adjusted EBITDA, ROIC, and Relative TSR, with each metric weighted as set forth below. For the 2021 PRSUs, the number of earned PRSUs will be based on Arconic’s performance over the three-year 2021 – 2023 performance period, as set forth below.
Metric	Weight
Adjusted EBITDA	50%
ROIC	25%
Relative TSR	25%
The Compensation Committee determined that equity grants comprised of a certain percentage of time-vested RSUs (40% for the CEO and 50% for other NEOs) were appropriate to retain key members of management during the vesting period and to enhance alignment of pay and performance and further align the interests of Arconic’s executives with the interests of shareholders. The Compensation Committee determined the performance metrics and targets for the 2021 PRSUs to reflect Arconic’s focus on profitability, reduce the overlap of metrics between annual cash incentive and long-term incentive programs, and align long-term incentive compensation with long-term financial and strategic goals.
•
Adjusted EBITDA aligns with Arconic’s operating plan and business strategy and the metric most commonly used for assessing the profitability of companies in Arconic’s industry. Adjusted EBITDA is calculated on a cumulative basis over the three-year performance period.

•	ROIC reflects the focus on effective use of capital, including cash generated from operations. ROIC is calculated on an average basis over the three-year performance period.
•
Relative TSR further aligns executive compensation with the generation of returns to shareholders as compared to Arconic’s peers. Relative TSR is calculated on a cumulative basis over the three-year performance period. The peer group for purposes of evaluating Relative TSR consists of the materials companies in the S&P 1000 Index, which includes Arconic and other small-cap and mid-cap metals, mining and materials companies.

ARCONIC	33	2022 PROXY STATEMENT

Compensation Discussion and Analysis
The long-term incentive awards granted to each of Arconic’s NEOs in May 2021 is set forth below. Equity awards are determined in nominal amounts by the Compensation Committee, taking into consideration a number of factors, including overall compensation mix, compensation practices of companies in Arconic’s peer groups, any changes in role or responsibility, and individual performance in the preceding year. See “2021 Key Compensation Decisions —2021 Long-Term Incentive Compensation Grants” for additional information.
Name	Target Value of Total Equity Grant(1)	RSUs granted			PRSUs granted			Total Equity Grant Date Fair Value(1,2)
		Target Value of RSUs	Number(1)	Grant Date Fair Value(1)	Target Value of PRSUs	Number(2)	Grant Date Fair Value(2)
Timothy D. Myers	$5,250,000	$2,100,000	87,537	$3,050,664	$3,150,000	131,305	$4,947,572	$7,998,237
Erick R. Asmussen	$1,200,000	$600,000	25,011	$871,633	$600,000	25,011	$942,414	$1,814,048
Melissa M. Miller	$650,000	$325,000	13,548	$472,148	$325,000	13,548	$510,489	$982,636
Mark J. Vrablec	$600,000	$300,000	12,506	$435,834	$300,000	12,506	$471,226	$907,060
Diana C. Toman(3)	$875,000	$437,500	18,237	$635,559	$437,500	18,237	$687,170	$1,322,730
(1)
Each RSU represents the right to receive one share of common stock. While RSUs generally have a three-year vesting schedule, RSUs granted on May 21, 2021 will vest on March 1, 2024. The number of RSUs granted was determined by dividing the proportion of the target equity value allocated to RSUs by the closing price of Arconic common stock on March 1, 2021, which was $23.99. However, for reporting purposes, the grant date fair value of each RSU was $34.85, the closing price of Arconic common stock on May 21, 2021. See “2021 Key Compensation Decisions —2021 Long-Term Incentive Compensation Grants”.

(2)
Each PRSU represents the right to receive one share of common stock. While PRSUs generally have a three-year vesting schedule, PRSUs granted on May 21, 2021 will vest on March 1, 2024, subject to the achievement of financial metrics during the 2021-2023 performance period. The number of PRSUs granted was determined by dividing the proportion of the target equity value allocated to PRSUs by the closing price of Arconic common stock on March 1, 2021, which was $23.99. However, for reporting purposes, the grant date fair value of each PRSU that is earned based on financial metrics was $34.85 and the grant date fair value of each PRSU that is earned based on Relative TSR was $46.17, which was determined by using a Monte Carlo simulation in accordance with FASB ASC Topic 718 and based on the closing price of Arconic common stock on May 21, 2021. See “2021 Key Compensation Decisions —2021 Long-Term Incentive Compensation Grants”. Based on the achievement of objectives during the three-year performance period, recipients may receive between 0% and 200% of the target number of PRSUs granted.

(3)	Ms. Toman separated from Arconic effective December 31, 2021. All unvested equity awards previously granted to Ms. Toman were forfeited in connection with her separation from Arconic.
2022 PROXY STATEMENT	34	ARCONIC

Compensation Discussion and Analysis
Performance of Individual NEOs
During 2021, which was the first full year of Arconic’s operation as an independent company, our CEO’s objectives were focused on continuing to build on the foundational accomplishments of 2020 and providing leadership in the face of business challenges resulting from the COVID-19 pandemic and other geopolitical and macroeconomic trends impacting our business. The objectives for all of our NEOs, including the CEO, are set forth below.

Financial
• Deliver key financial outcomes, focusing on improving organic revenue, Adjusted EBITDA and Adjusted Free Cash Flow.
• Oversee execution of an annuitization to de-risk our balance sheet legacy pension obligations.
• Continue to drive cash conservation and savings initiatives.

Strategic Growth and Efficiency
• Drive production growth and operational efficiencies across Arconic’s manufacturing network through implementation of current plans and development of future strategic initiatives.
• Drive value creation from re-entry into packaging market.
• Continue to drive flexibility to respond to changing market opportunities by allocating resources appropriately within the business to meet growing market demand, while maintaining and prioritizing vital customer relationships.

People
• Build and foster a culture that empowers employees and values diversity and inclusion.
• Operationalize Arconic’s commitment to protection of employee health and safety by continuing to lead Arconic through the COVID-19 pandemic and improving key safety metrics.
• Deploy employee engagement initiatives.
• Oversee design of, and increased employee participation in, enhanced training and development programs.

ESG
• Build upon Arconic’s commitment to social equity, environmental sustainability, and corporate governance.
• Join UN Global Compact and publish first standalone ESG and Sustainability Report.
• Continue to build upon Arconic’s foundational corporate governance program, global compliance program, enterprise risk management, SOX compliance and testing, and other key corporate controls.

Timothy D. Myers. Mr. Myers continues to demonstrate leadership, agility and transparency as CEO of Arconic Corporation, working in collaboration with our Board, NEOs and other members of management to navigate persistent and evolving challenges in our business environment presented by the global pandemic and other macroeconomic and geopolitical conditions. Mr. Myers led our NEOs and other key business leaders in focusing on (i) driving safety and ESG performance; (ii) improving the Company’s financial strength while facing dynamic market conditions; (iii) enhancing engagement with the Company’s employees, customers, communities and shareholders; and (iv) positioning the Company for future success by implementing initiatives for growth and operational efficiency and leveraging value creation opportunities. In light of his performance and efforts to further establish Arconic while leading through various challenges since Separation, and taking into consideration relevant peer group data and the recommendation of the Compensation Committee, the independent directors increased his base salary, annual incentive opportunity and annual equity grant value to more closely align his target total direct compensation with the median compensation of the companies in Arconic’s peer group.
The goals and objectives of all other NEOs were to provide appropriate support to the CEO while also achieving goals and objectives for their respective areas of responsibility.
ARCONIC	35	2022 PROXY STATEMENT

Compensation Discussion and Analysis
Erick R. Asmussen. Mr. Asmussen is credited with significant improvements to Arconic’s Corporate Finance, Accounting, Tax, Treasury, Investor Relations and Corporate Development functions through 2021. As a result of Mr. Asmussen’s leadership, Arconic made significant progress in improving internal controls, streamlining third-party service providers at a savings to the businesses, addressing legacy liabilities and de-risking our pension obligation through our $1 billion annuitization and overhauling our Canadian pension plan, and capitalizing on improvements and efficiencies within our procurement and information technology organizations. Mr. Asmussen also provided leadership to the Arconic Veterans Network community, which continues to increase its efforts to recruit more veterans, and established rigorous training and development efforts for overall succession planning and increasing talent bench strength among his teams. Taking into consideration his areas of responsibility and contributions to progress since Separation, and relevant peer group data, the Compensation Committee increased his base salary, annual incentive opportunity and annual equity grant value to more closely align his target total direct compensation with the median compensation in the CFO position at the companies in Arconic’s peer group.
Melissa M. Miller. Ms. Miller provided leadership to support our businesses in achieving growth targets attributable to an engaged workforce, with an emphasis on integrity, safety, environmental sustainability, inclusion, diversity, social equity, customer satisfaction, and operational excellence. Her key accomplishments included completing our first Employment Engagement survey, creation of a diversity roadmap including managing our Grow Together campaign to engage employees on diversity and inclusion initiatives both internally and among the broader communities in which we operate, designing and delivering our first advanced leadership development program, deploying the 2021 SMART Manufacturing Leadership program and skills gap assessment to inform ongoing training plans, partnering with our Finance and Legal organizations on pension annuitizations, driving significant improvements to employee benefits programs, and facilitating communications and reporting of ESG matters. Based on these contributions and her continued leadership in critical areas such as talent management and development since Separation, the Compensation Committee determined that increases to her base salary and annual equity grant value were appropriate adjustments to more closely align her target total direct compensation with the median compensation of executives with similar roles and responsibilities at the companies in Arconic’s peer group.
Mark J. Vrablec. The commercial organization under Mr. Vrablec’s leadership delivered strong sales results in 2021, including successfully extending key long-term contracts with key aerospace customers, including Boeing and Spirit. His organization exceeded the sales plan for the rolled products segment, despite headwinds in automotive and aerospace build rates. Mr. Vrablec made significant contributions to advance our can sheet business both in the United States and abroad to help position Arconic for future growth in this market. In addition, Mr. Vrablec continues to lead our industry initiatives, particularly in North America with the Aluminum Association, as well as working with the Common Alloy Working Group, to provide input on general trade policy for our plants. As a key leader in Arconic’s growth, the Compensation Committee determined that increases to his base salary, annual incentive opportunity and annual equity grant value were appropriate adjustments to more closely align his target total direct compensation with the median compensation of executives with similar roles and responsibilities at the companies in Arconic’s peer group.
Diana C. Toman. The Compensation Committee established Ms. Toman’s overall 2021 compensation to more closely align her target total direct compensation with the median compensation of executives with similar roles and responsibilities at the companies in Arconic’s peer group, taking into account her efforts in establishing Arconic as a stand-alone Company following Separation. As a result of her separation, Ms. Toman forfeited her unvested equity awards comprising her 2020 and 2021 annual grants and was ineligible for a payout under the Cash Plan for the 2021 performance period.
2022 PROXY STATEMENT	36	ARCONIC

Compensation Discussion and Analysis
2022 Compensation Design
The Compensation Committee’s ongoing responsibility is to evaluate Arconic’s executive compensation programs, policies and practices in the context of Arconic’s strategy and business objectives. For 2022, after consideration of market studies and other information provided by Meridian, and to enhance alignment with Arconic’s business strategy, the Compensation Committee has modified the design of Arconic’s 2022 incentive programs for the NEOs.
Annual Incentive Compensation Program. The Compensation Committee made the following modifications to the annual incentive compensation program for 2022.
Metric	2022 Change	Rationale
Greenhouse Gas Intensity Reduction	New Metric with 10% Weighting	Reflects Arconic’s commitment to environmental sustainability and development of and achieving measurable targets.
Workplace Diversity Improvements	New Metric with 10% Weighting	Reflects Arconic’s commitment to diversity, equity and inclusion initiatives.
Adjusted EBITDA	Weighting decreased from 70% to 60%	Reduced to allow for weighting of non-financial metrics.
Further limiting overlap with metrics used in long-term incentive compensation.
Relative weighting with Free Cash Flow continues to reflect focus on profitability and cash generation.
Normalized Reportable Free Cash Flow	Replaced Modified Free Cash Flow
More closely aligns incentive compensation metrics with externally reported metrics. Previous metric reflected planned pension contributions as Arconic took action to reduce legacy liabilities during 2021.

	Weighting decreased from 30% to 20%	Reduced to allow for weighting of non-financial metrics.
Relative weighting with Adjusted EBITDA continues to reflect focus on profitability and cash generation.
Long-Term Incentive Award Grant Cadence. A regular cadence was established with respect to equity awards. Equity awards will be granted on March 1 (or the next business day), with the number of units granted calculated based on the grant date closing price of Arconic’s stock, and have a three-year vesting period. This established cadence establishes continuity in administration of Stock Plan awards and is reflective of Arconic’s commitment to providing certainty to employees.
Long-Term Incentive Compensation Metrics. No changes were made to the metrics, weighting or mix of PRSUs and RSUs for our NEOs. Consistently applied metrics, weighting and mix to overlapping three-year performance periods appropriately incentivizes long-term performance without encouraging unnecessary risk or disproportionate focus on short-term performance, and aligns executive compensation with the creation of shareholder value as compared to Arconic’s peers.
Other Arrangements with NEOs
Arconic has entered into employment letter agreements with certain of its NEOs, and maintains the Arconic Corporation Executive Severance Plan (the “Executive Severance Plan”) and the Arconic Corporation Change in Control Severance Plan (the “CIC Severance Plan”) in which the NEOs are entitled to participate. See “Executive Compensation—Agreements with Executives” for additional information regarding these plans and agreements. In addition, Arconic entered into a Separation Agreement with Diana C. Toman. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” for additional information.
Retirement Income Programs and Other Benefits
Arconic’s retirement income programs are important to the retention of talent, and Arconic maintains both qualified and nonqualified retirement income programs. Arconic provides retirement income through the Arconic Corp. 401(k) Plan (the “401(k) Plan”) and the Arconic Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”). Contributions in excess of IRS limits are credited to the Deferred Compensation Plan. The investment options under the Deferred Compensation Plan are the same options available to all salaried employees under the 401(k) Plan, and the NEOs do not receive preferential earnings on their investments. In addition, Arconic sponsors a defined benefit pension plan and a supplemental plan, which were closed to employees hired after March 1, 2006 and subsequently frozen to future benefit
ARCONIC	37	2022 PROXY STATEMENT

Compensation Discussion and Analysis
accruals as of April 1, 2018. Mr. Asmussen is not and Ms. Toman was not a participant in these plans and the benefits for Mr. Myers, Ms. Miller and Mr. Vrablec were frozen as of April 1, 2018. The NEOs are also eligible to participate in a number of broad-based benefit programs that are offered to all employees, including health, disability and life insurance.
Executive physicals are made available to the NEOs. This is the only perquisite provided on a regular basis to the NEOs and NEOs do not receive gross-up payments for tax purposes. The NEOs receive certain benefits that are generally available to other employees. See “Executive Compensation—2021 Summary Compensation Table” for more information.
Executive Compensation Process
Role of Committee. The Compensation Committee:
•	Establishes the executive compensation philosophy;
•	Evaluates the risks associated with Arconic’s compensation program;
•	Approves objectives relevant to the compensation of Arconic’s CEO and evaluates the CEO in light of these objectives;
•	Determines performance metrics, targets and payout schedules for the annual cash incentive plans and long-term incentive plans applicable to Arconic’s NEOs;
•	Determines compensation levels of the CEO and recommends its determinations to the independent directors for approval;
•	Sets compensation levels for the other NEOs;
•	Approves equity awards under the Stock Plan; and
•	Oversees the administration of the compensation and salaried benefit plans.
In performing its role, the Compensation Committee also considers the recommendations of the CEO with respect to the other NEOs, and the advice of and market or other data provided by its independent compensation consultant, and such additional factors as the Compensation Committee deems appropriate.
Role of Management. The CEO, the Chief Human Resources Officer and other members of management provide information, advice and recommendations to the Compensation Committee. The Compensation Committee regularly meets in executive session without management present, and members of management are not present for discussions regarding their specific compensation. Although the advice and recommendations of management are considered by the Compensation Committee, the Compensation Committee retains full discretion when determining compensation for the NEOs.
Role of the Independent Compensation Consultant. Meridian was engaged by the Compensation Committee as independent compensation consultant for 2021. Meridian reports directly to the Compensation Committee, and the Compensation Committee has the sole authority to approve their fees and the other terms of their engagement. In engaging Meridian, the Compensation Committee considered the independence factors required by applicable regulations and concluded none of the services to be provided by Meridian would result in any conflict of interest, and determined that Meridian met the applicable independence criteria. Meridian provides information, advice and recommendations to the Compensation Committee on matters pertaining to executive compensation, including market trends, practices among members of Arconic’s peer group, and the alignment of Arconic’s executive compensation programs with its compensation goals and philosophy.
Pursuant to its Charter, the Compensation Committee is required to conduct an annual review of its relationship with its compensation consultant, including services provided, quality of services and associated fees, and the value of the consulting services provided, and is also required to assess any consultant’s independence.
Risk Considerations. In support of engaging and managing enterprise risks, the Compensation Committee evaluated the related executive pay program designs and grant practices as well as executive and managerial incentive plans to identify any excessive risks or major concerns and to determine which elements might encourage excessive risk taking and which elements are designed to mitigate the taking of excessive risk. Based on this evaluation, the Compensation Committee determined that the risks arising from Arconic’s compensation plans and policies are not reasonably likely to have a material adverse effect on Arconic. Factors contributing to this conclusion included:
•	Overall compensation philosophy, peer group selection process and proportion of at-risk compensation are consistent with market practice;
•	Annual incentive opportunities are set at a competitive level, with individual performance modifiers mitigating maximum target opportunities;
•
Three-year performance periods for PRSUs (starting with the 2021 grants), the application of a three-year Relative TSR modifier to each of the one-year performance periods in the 2020 grants, and three-year cliff vesting for RSUs provides alignment with shareholder value creation and executive retention;

2022 PROXY STATEMENT	38	ARCONIC

Compensation Discussion and Analysis
•	Overlapping three-year performance periods for PRSUs reduce incentive to take actions to increase short-term performance at the expense of long-term value creation;
•	Variety of performance measures reduces likelihood of excessive risk taking;
•	Modest severance arrangements;
•	Robust stock ownership and retention guidelines; and
•	Robust compensation recovery policy.
Key Executive Compensation Policies
Stock Ownership Requirements. Arconic’s Stock Ownership and Equity Retention Policy requires certain officers to achieve, within five years of the later of April 1, 2020 or the date the officer first becomes subject to the policy, ownership in Arconic’s common stock in order to align the interests of senior leadership with the interests of Arconic’s shareholders. See “Corporate Governance—Stock Ownership Requirements” for additional information.
Compensation Recovery Policy. Arconic’s Compensation Recovery Policy mandates recovery of compensation, forfeiture of awards, and reimbursement of profits in certain situations involving conduct resulting in restatement of financial information, and gives the Compensation Committee broad discretion to determine whether and to what extent compensation should be recovered or forfeited in other situations, including material violations of Arconic’s Code of Conduct and other policies governing the conduct of Arconic’s business. The provisions of this policy are in addition to recovery and forfeiture remedies included in the Cash Plan and the Stock Plan, and the Compensation Committee has full discretion to apply the provisions of the policy or the applicable plan as it determines is appropriate. Our Compensation Recovery Policy is available on our website at www.arconic.com/governance-and-policies.
Prohibitions on Hedging and Pledging. Under Arconic’s Corporate Governance Guidelines and Arconic’s Insider Trading Policy, directors, executive officers and employees are prohibited from engaging in short sales of Arconic securities and from buying, selling or investing in Arconic-based derivative securities, including entering into any hedging transactions (including prepaid variable forward contracts, equity swaps, collars and exchange funds) with respect to Arconic’s securities. In addition, directors and executive officers are prohibited from pledging Arconic securities as collateral, or maintaining an automatic rebalance feature in the 401(k) Plan, the Deferred Compensation Plan or the Deferred Fee Plan. Our Corporate Governance Guidelines and our Insider Trading Policy are available on our website at www.arconic.com/governance-and-policies.
Report of The Compensation and Benefits Committee
The Compensation and Benefits Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Submitted by the Compensation and Benefits Committee of the Board of Directors:
William F. Austen, Chair
Margaret S. Billson
E. Stanley O’Neal
ARCONIC	39	2022 PROXY STATEMENT

Executive Compensation
2021 Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Timothy D. Myers Chief Executive Officer	2021	$975,000	$0	$7,998,237	$0	$738,563	$867,683	$106,908	$10,686,391
	2020	$686,875	$0	$4,374,926	$0	$527,945	$610,270	$125,761	$6,325,777
	2019	$574,333	$0	$1,200,001	$0	$861,500	$657,119	$58,705	$3,351,658
Erick R. Asmussen Executive Vice President and Chief Financial Officer	2021	$572,500	$0	$1,814,048	$0	$312,242	$0	$118,060	$2,816,849
	2020	$435,042	$0	$966,564	$0	$237,402	$0	$109,158	$1,748,166
Melissa M. Miller Executive Vice President and Chief Human Resources Officer	2021	$417,500	$0	$982,636	$0	$172,676	$0	$35,993	$1,608,805
	2020	$340,976	$0	$381,546	$0	$134,154	$113,619	$26,597	$996,892
Mark J. Vrablec Executive Vice President and Chief Commercial Officer	2021	$494,782	$0	$907,060	$0	$209,887	$0	$50,613	$1,662,342
	2020	$429,823	$0	$615,551	$0	$179,365	$593,693	$59,353	$1,877,784
Diana C. Toman Former Executive Vice President, Chief Legal Officer and Secretary	2021	$500,833	$0	$1,322,730(1)	$0	$0	$0	$1,581,533	$3,405,096
	2020	$360,208	$0	$737,646	$0	$150,315	$0	$29,361	$1,277,530
(1)	Ms. Toman separated from Arconic effective December 31, 2021. All unvested equity awards previously granted to Ms. Toman were forfeited in connection with her separation.
Notes to 2021 Summary Compensation Table:
Column (a) – Named Executive Officers. Our NEOs include our Chief Executive Officer, Chief Financial Officer, and the next three highest paid executive officers for the fiscal year ended December 31, 2021. Mr. Asmussen and Ms. Toman commenced employment with ParentCo on February 10, 2020 and March 1, 2020, respectively, and all NEOs were appointed to their current positions on April 1, 2020 in connection with the Separation. Ms. Toman separated from Arconic effective December 31, 2021. Under applicable SEC rules, 2019 compensation for Ms. Miller and Mr. Vrablec has been excluded as neither was a named executive officer during that year.
Column (c) – Salary. This column represents each NEO’s annual base salary actually paid. For 2020, the amounts reflect (i) start dates of February 10, 2020 for Mr. Asmussen and March 1, 2020 for Ms. Toman, (ii) base salaries in effect as approved by ParentCo for periods prior to April 1, 2020 for each of Mr. Myers, Ms. Miller and Mr. Vrablec, and (iii) the 20% reductions in base salary (30% with respect to Mr. Myers) adopted as part of the Company’s cost savings initiatives in response to the COVID-19 pandemic that were effective April 16, 2020 – August 31, 2020.
Columns (e)  – Stock Awards. This column reflects the aggregate grant date fair value of Company stock awards under the Stock Plan (and, for Mr. Myers, awards granted in 2019 under applicable ParentCo plans). Stock awards granted prior to the Separation are presented on an as-converted basis to reflect those awards in terms of shares of Arconic common stock instead of ParentCo common stock. The value of stock awards in column (e) represents the aggregate grant date fair value of all stock award grants, computed in accordance with FASB ASC Topic 718. RSUs are valued at the market price of a share of stock on the date of grant as determined by the closing price of our common stock. The grant date fair value of each PRSU that is earned based on financial metrics was $34.85, the closing price of Arconic common stock on May 21, 2021, and the grant date fair value of each PRSU that is earned based on relative TSR was $46.17, which was determined by using a Monte Carlo simulation in accordance with FASB ASC Topic 718 and based on the closing price of Arconic common stock on May 21, 2021.
2022 PROXY STATEMENT	40	ARCONIC

Executive Compensation
The grant date fair value of the 2021 PRSUs and the 2020 PRSUs granted in May 2021 and April 2020, respectively, are shown at target performance, which was the assumed probable outcome as of the grant date. Assuming achievement of maximum performance results as of the grant date, the aggregate grant date fair value of the PRSU awards would have been as follows:
Name		Grant Date Fair Value of Total PRSU Grant (Maximum)
Timothy D. Myers	2021	$9,895,145
	2020	$2,729,849
Erick R. Asmussen	2021	$1,884,829
	2020	$603,124
Melissa M. Miller	2021	$1,020,977
	2020	$238,075
Mark J. Vrablec	2021	$942,452
	2020	$384,087
Diana C. Toman(1)	2021	$1,374,340
	2020	$460,279
(1)	Ms. Toman separated from Arconic effective December 31, 2021. All unvested equity awards previously granted to Ms. Toman were forfeited in connection with her separation from Arconic.
Due to the timing of the calculation of the 2021 grants and the actual grant date, the grant date fair value of our NEOs’ awards exceeds the target value of the equity grant. See “Compensation Discussion and Analysis—2021 Key Compensation Decisions—2021 Long-Term Incentive Compensation Grants” for more information regarding the grant date and vesting cadence for 2021 equity awards and “—2021 Compensation Structure and Plan Design—Long-Term Incentive Compensation” for more information regarding the calculation of the number of RSUs granted and the grant date fair value of 2021 awards. The total target value and the total grant date fair value of each NEO’s 2021 equity award is set forth below.
Name	Target Value of Total Equity Grant	Grant Date Fair Value of Total Equity Grant
Timothy D. Myers	$5,250,000	$7,998,237
Erick R. Asmussen	$1,200,000	$1,814,048
Melissa M. Miller	$650,000	$982,636
Mark J. Vrablec	$600,000	$907,060
Diana C. Toman(1)	$875,000	$1,322,730
(1)	Ms. Toman separated from Arconic effective December 31, 2021. All unvested equity awards previously granted to Ms. Toman were forfeited in connection with her separation from Arconic.
For a discussion of the assumptions used to estimate the fair value of stock awards, please refer to the following sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation,” and “Stock-Based Compensation” in Notes B and K to the Consolidated Financial Statements.
Column (g) – Non-Equity Incentive Plan Compensation. This column reflects cash payments made under the Cash Plan with respect to each performance plan year, based on the Compensation Committee’s assessment of the Company’s performance for those periods. See “Compensation Discussion and Analysis—2021 Compensation Structure and Plan Design—Annual Cash Incentive Compensation.” For 2019, this column reflects the annual cash incentive award earned by Mr. Myers under applicable ParentCo plans.
Column (h) – Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts shown reflect the aggregate change in the actuarial present value in each year of each named executive officer’s accumulated benefit under all defined benefit and actuarial plans, including supplemental plans. Increases are attributable to changes in the discount rate and mortality assumptions used for measurement of pension obligations year over year. Mr. Asmussen and Ms. Toman were not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006 and subsequently frozen to future benefit accruals as of April 1, 2018. For 2021, Ms. Miller and Mr. Vrablec had net decreases
ARCONIC	41	2022 PROXY STATEMENT

Executive Compensation
of $27,036 and $318,820, respectively. For purposes of the Summary Compensation Table these amounts must be reported as $0, as negative values may not be applied. Mr. Myers had a net increase as a result of his achieving 30 years of service to Arconic and therefore becoming eligible for full retirement benefits under the defined benefit pension plan.
Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the tax-qualified 401(k) Plan, and dividends on Company stock are credited at the same rate as dividends paid to shareholders.
Column (i) – All Other Compensation. Amounts paid as All Other Compensation for 2021 is described below. The value of perquisites and other personal benefits reflects the aggregate incremental cost to Arconic of providing the benefits.
Company Contributions to Savings Plans.
Name	Company Matching Contribution		3% Retirement Contribution		Total Company Contribution
	401(k) Plan	Def. Comp. Plan	401(k) Plan	Def. Comp. Plan
Timothy D. Myers	$17,400	$41,100	$8,700	$36,388	$103,588
Erick R. Asmussen	$17,400	$16,950	$8,700	$15,597	$58,647
Melissa M. Miller	$16,742	$0	$8,700	$7,850	$33,292
Mark J. Vrablec	$17,400	$12,287	$8,700	$12,226	$50,613
Diana C. Toman	$17,400	$12,650	$8,700	$10,834	$49,584
Relocation and Other Expenses. In 2021, Arconic provided relocation benefits to Mr. Asmussen totaling $56,893 and to Ms. Toman totaling $82,358. These values included tax gross-ups of $592 and $22,289, respectively, that are generally provided to employees under the Company’s relocation programs.
Executive Physical Screening. In 2021, Arconic provided benefits coverage for comprehensive executive physicals to Mr. Myers, Mr. Asmussen and Ms. Miller expensed at $3,320, $2,520, and $2,702, respectively. This benefit is only provided to executives generally at the vice president level and higher.
Separation Payments. In connection with her separation from Arconic, Ms. Toman received the following lump sum payments pursuant to the Separation Agreement by and between Arconic and Ms. Toman, dated as of November 17, 2021 (the “Separation Agreement”): $506,000, representing her then-current annual base salary; $379,500, representing her target incentive compensation award for the year ended December 31, 2021; and $525,000, representing a one-time supplemental separation payment. She is also entitled to two years of certain health and welfare benefits with an estimated value of $39,091. Ms. Toman forfeited unvested equity awards having a value of $3.7 million at December 31, 2021, including 2021 awards with a grant date fair value of $1,322,730, in connection with the separation. The Compensation Committee determined that the severance payments were appropriate under the circumstances, taking into consideration the full release and waiver of claims, Ms. Toman’s continued availability for transition and advisory services, the forfeiture of equity awards, the restrictive covenant obligations, as well as the other commitments and obligations set forth in the Separation Agreement, the material terms of which are set forth under “—Potential Payments Upon Termination or Change in Control—Separation Agreement with Diana C. Toman.”
2022 PROXY STATEMENT	42	ARCONIC

Executive Compensation
2021 Grants of Plan-Based Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(1,3)			All Other Stock Awards: Number of Shares of Stock or Units(1,4) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	2021 Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Approval Dates	Grant Dates(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b-1)	(b-2)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Timothy D. Myers			—	$1,218,750	$2,437,500
	2/3/21	5/21/21				—	131,305	262,610		—	—	$4,947,572
	2/3/21	5/21/21							87,537			$3,050,664
Erick R. Asmussen			—	$515,250	$1,030,500
	2/3/21	5/21/21				—	25,011	50,022		—	—	$942,414
	2/3/21	5/21/21							25,011			$871,633
Melissa M. Miller			—	$271,375	$542,750
	2/3/21	5/21/21				—	13,548	27,096		—	—	$510,489
	2/3/21	5/21/21							13,548			$472,148
Mark J. Vrablec			—	$346,348	$692,695
	2/3/21	5/21/21				—	12,506	25,012		—	—	$471,226
	2/3/21	5/21/21							12,506			435,834
Diana C. Toman(6)			—	$375,625	$751,250
	2/3/21	5/21/21				—	18,237	36,474		—	—	$687,170
	2/3/21	5/21/21							18,237			635,559
(1)
On February 3, 2021, the Compensation Committee approved: (i) an equity grant and vesting cadence for annual employee grants, with grants to occur on March 1st of every year (or the first business day thereafter) beginning in 2022, and with vesting dates three years from the grant dates; (ii) equity awards to be granted pending shareholder approval of amendments to the Stock Plan, including an increase in the number of shares reserved for awards under the Stock Plan; and (iii) to align the 2021 annual employee equity grants with the equity grant and vesting cadence, the calculation of the number of equity awards to be based on the closing price of Arconic’s common stock on March 1, 2021, and for such awards to have a vesting date of March 1, 2024. The shareholders approved the amendments to the Stock Plan on May 20, 2021. Accordingly, awards were granted on May 21, 2021; the number of awards granted to each individual was calculated based on the closing price of Arconic common stock on March 1, 2021, which was $23.99; and the awards vest on March 1, 2024. See “Compensation Discussion and Analysis—2021 Key Compensation Decisions—2021 Long-Term Incentive Compensation Grants” and “—2021 Compensation Structure and Plan Design—Long Term Incentive Compensation.”

(2)
The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns represent the potential amounts under the Cash Plan for 2021. Column (e) represents potential amounts capped at 200% of target. Actual amounts earned by our NEOs are reflected in the 2021 Summary Compensation Table. For more information about annual cash awards made under the Cash Plan, see “Compensation Discussion and Analysis—2021 Compensation Structure and Plan Design—Annual Cash Incentive Compensation.”

(3)
Payout for PRSUs granted under the Stock Plan in 2021 is determined at the end of a three-year performance period based on the Company’s achievement of performance measures during the 2021-2023 performance period, and are generally subject to continued employment.

(4)	RSUs granted under the Stock Plan in 2021 are generally subject to continued employment.
(5)
This column reflects the aggregate grant date fair value of the RSUs and PRSUs, as applicable, granted to each NEO in the 2021 fiscal year, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718. The grant date fair value of PRSUs is shown at target performance.

(6)	Ms. Toman separated from Arconic effective December 31, 2021. All awards reflected in this table were forfeited in connection with her separation from Arconic.
ARCONIC	43	2022 PROXY STATEMENT

Executive Compensation
2021 Outstanding Equity Awards at Fiscal Year-End
The table below sets forth (i) the number of unexercised and outstanding stock options and (ii) the aggregate value and number of unvested RSUs and PRSUs (at target performance), as of December 31, 2021 for each of the NEOs, and reflects any Separation-related adjustments. Information regarding Ms. Toman is not included because she separated from Arconic effective December 31, 2021 and forfeited all awards previously granted.
	Option Awards(1)					Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options (Exercisable)(1) (#)	Number of Securities Underlying Unexercised Options (Unexercisable)(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested* ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested* ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Timothy D. Myers
Stock Awards						546,806(7)	$18,050,066	333,178(11)	$10,998,206
								32,826(12)	$1,083,595
Time-Vested Options	1(3)	—	—	$21.41	1/20/2022
	26,002(4)	—	—	$19.74	1/13/2027
	28,875(5)	—	—	$28.23	1/19/2028
Erick R. Asmussen
Stock Awards						95,233(8)	$3,143,641	67,612(11)	$2,231,872
								6,253(12)	$206,403
Melissa M. Miller
Stock Awards						96,333(9)	$3,179,952	32,202(11)	$1,062,988
								3,387(12)	$111,805
Time-Vested Options	14,768(6)	—	—	$32.73	1/20/2025
Mark J. Vrablec
Stock Awards						139,291(10)	$4,597,996	37,924(11)	$1,251,871
								3,127(12)	$103,206
*	Calculated using the closing price of Arconic’s common stock on December 31, 2021, which was $33.01 per share.
(1)
All time-vested options were granted by ParentCo and converted at Separation. Time-vested options have a term of ten years and vested ratably over three years (one-third each year), generally subject to continued employment.

(2)
Stock awards in column (g) represent RSUs that ordinarily vest three years from the date of grant (except for awards granted on May 21, 2021, which vest on March 1, 2024), generally subject to continued employment and are settled in shares of common stock when they vest.

(3)	Represents a time-vested option from the January 20, 2012 grant that expired on January 20, 2022.
(4)	Represents time-vested options from the January 13, 2017 grant that vested ratably over 3 years from the grant date.
(5)	Represents time-vested options from the January 19, 2018 grant that vested ratably over 3 years from the grant date.
(6)	Represents time-vested options from the January 20, 2015 grant that vested ratably over 3 years from the grant date.
(7)
Represents 141,423 time-vested RSUs granted on February 28, 2019 that vested on February 28, 2022; 317,846 time-vested RSUs granted on April 17, 2020 that vest on April 17, 2023; and 87,537 time-vested RSUs granted on May 21, 2021 that vest on March 1, 2024.

(8)	Represents 70,222 time-vested RSUs granted on April 17, 2020 that vest on April 17, 2023, and 25,011 time-vested RSUs granted on May 21, 2021 that vest on March 1, 2024
(9)
Represents 20,636 time-vested RSUs granted on February 28, 2019 that vested on February 28, 2022; 34,429 retention RSUs granted on March 15, 2019 that vested on March 15, 2022; 27,720 time-vested RSUs granted on April 17, 2020 that vest on April 17, 2023; and 13,548 time-vested RSUs granted on May 21, 2021 that vest on March 1, 2024.

(10)
Represents 64,850 time-vested RSUs granted on February 28, 2019 that vested on February 28, 2022; 17,214 retention RSUs granted on March 15, 2019 that vested on March 15, 2022; 44,721 time-vested RSUs granted on April 17, 2020 that vest on April 17, 2023; and 12,506 time-vested RSUs granted on May 21, 2021 that vest on March 1, 2024.

(11)
Represents unearned PRSUs at target level of 136,220 for Mr. Myers, 30,096 for Mr. Asmussen, 11,880 for Ms. Miller and 19,166 for Mr. Vrablec that were granted after the Separation on April 17, 2020 (for the 2020-2022 performance period) and that vest on April 17, 2023, and unearned PRSUs based on financial measures at maximum level of 196,958 for Mr. Myers, 37,516 for Mr. Asmussen, 20,322 for Ms. Miller and 18,758 for Mr. Vrablec that were granted on May 21, 2021 (for the 2021-2023 performance period) and that vest on March 1, 2024, in each case subject to the Company’s achievement of performance measures during the applicable performance period.

(12)
Represents unearned PRSUs at target level that were granted on May 21, 2021 (for the 2021-2023 performance period) and that vest on March 1, 2024, subject to the Company’s achievement of Relative TSR measures during the performance period.

2022 PROXY STATEMENT	44	ARCONIC

Executive Compensation
2021 Option Exercises and Stock Vested
This table sets forth the value and number of stock options on the actual date of exercise and the value and number of RSUs on the actual date of vesting for each of the named executive officers in 2021.
	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
(a)	(b)	(c)	(d)	(e)
Timothy D. Myers	—	—	74,256	$2,228,423
Erick R. Asmussen	—	—	—	—
Melissa M. Miller	—	—	14,556	$436,826
Mark J. Vrablec	—	—	43,210	$1,296,732
Diana C. Toman	—	—	—	—
(1)
Arconic applied net settlement to vested awards whereby a portion of vested shares were withheld to cover applicable tax obligations. The net number of shares actually received by the NEOs and the corresponding realized net values were as follows:

	Stock Awards
Name	Award Type	Net Number of Shares Acquired on Vesting (#)	Net Value Realized on Vesting ($)
(a)	(b)	(c)	(d)
Timothy D. Myers	PRSUs	41,734	$1,252,437
Melissa M. Miller	RSUs	10,175	$305,352
Mark J. Vrablec	PRSUs	14,623	$438,836
	RSUs	15,003	$450,240
(2)
Represents the aggregate number of shares that vested following the three-year vesting period of RSUs and PRSUs granted in 2018, prior to the disposition of shares to satisfy tax withholding obligations. Mr. Myers’ 2018 grant comprised 74,256 PRSUs, Mr. Vrablec’s 2018 grant comprised 21,332 PRSUs and 21,878 RSUs, and Ms. Miller’s 2018 grant comprised 14,556 RSUs, in each case on an as-converted basis. The 2018 PRSUs had a payout of 97.5% for the first two years of the performance period approved by the ParentCo Compensation Committee and were subsequently converted into RSUs.

(3)	Represents the value realized based on the aggregate number of shares multiplied by the closing price of Arconic’s common stock on the vesting date of January 19, 2021, which was $30.01.
2021 Pension Benefits
The table below shows the present value of accumulated pension benefits payable to each of our NEOs, including the number of years of service credited to each NEO, under our defined benefit pension plans as of December 31, 2021.
Name(1)	Plan Name (s)	Years of Credited Service (#)(2)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Timothy D. Myers	Arconic Corp. Pension Plan A	27	$1,912,566
	Excess Plan C		$2,425,256
	Total		$4,337,822	N/A
Melissa M. Miller	Arconic Corp. Pension Plan A	13	$481,786
	Excess Plan C		$47,000
	Total		$528,786	N/A
Mark J. Vrablec	Arconic Corp. Pension Plan A	36	$2,282,608
	Excess Plan C		$4,238,202
	Total		$6,520,810	N/A
(1)
Mr. Asmussen and Ms. Toman do not appear in the table as they were not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006 and subsequently frozen to future benefit accruals as of April 1, 2018.

(2)
Credited service as shown is based on service as of the date benefits were frozen, April 1, 2018. Mr. Myers, Ms. Miller and Mr. Vrablec continue to earn additional service after April 1, 2018 for eligibility for early retirement. As of December 31, 2021, eligibility service for early retirement was 30 years, 16 years, and 39 years, respectively, for Mr. Myers, Ms. Miller and Mr. Vrablec.

ARCONIC	45	2022 PROXY STATEMENT

Executive Compensation
For a discussion of the valuation method and assumptions applied in quantifying the present value of the accumulated benefits, please refer to the following sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021: “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Pension and Other Postretirement Benefits” and Note H to the Consolidated Financial Statements.
Qualified Defined Benefit Plan. In 2021, Mr. Myers, Mr. Vrablec and Ms. Miller participated in the Arconic Corp. Pension Plan A. The Arconic Corp. Pension Plan A is a funded, tax-qualified, non-contributory defined benefit pension plan that covers U.S. salaried employees who were hired prior to March 1, 2006. Benefits under the plan are based upon years of service and final average earnings as of March 31, 2018 when accruals were frozen. Final average earnings include salary plus 100% of annual cash incentive compensation, and are calculated using the average of the highest five of the last ten years of earnings (highest consecutive five for Ms. Miller). The amount of annual compensation that may be taken into account under the Arconic Corp. Pension Plan A is subject to a limit imposed by the U.S. tax code, which was $265,000 for 2018 when accruals were frozen. The base benefit payable at age 65 is 1.1% of final average earnings up to the Social Security covered compensation limit plus 1.475% of final average earnings above the Social Security covered compensation limit, times years of service. Final average earnings and service after April 1, 2018 are no longer reflected as Arconic has moved all future benefits to the 401(k) Plan. Benefits are payable as a single life annuity, a reduced 50% joint and survivor annuity, a reduced 75% joint and survivor annuity, or a single lump sum payment after termination of employment.
Nonqualified Defined Benefit Plans. Mr. Myers, Mr. Vrablec and Ms. Miller participate in the Excess Plan C. This plan is a nonqualified plan which provides for benefits taking into account compensation that exceeded the limits on compensation imposed by the U.S. tax code prior to accruals being frozen as of March 31, 2018. The benefit formula is identical to the Arconic Corp. Pension Plan A formula. Benefits under the nonqualified plan are payable as a reduced 50% joint and survivor annuity if the executive is married. Otherwise, the benefit is payable as a single life annuity.
401(k) Plan. For U.S. salaried employees, the Company makes an Employer Retirement Income Contribution (“ERIC”) in an amount equal to 3% of salary and annual incentive eligible for contribution to the 401(k) Plan. The Company contributed $8,700 to each of the NEO’s accounts in 2021. In addition, all U.S. salaried employees, including the NEOs, are eligible to receive a Company matching contribution of 100% up to the first 6% of deferred salary. In 2021, the Company matching contribution amount was $17,400 each for Mr. Myers, Mr. Asmussen, Ms. Toman, and Mr. Vrablec, and $16,742 for Ms. Miller.
2021 Nonqualified Deferred Compensation
The table below shows (i) the contributions made by each NEO and the Company during the fiscal year ended December 31, 2021, (ii) aggregate earnings on each NEO’s account balance during the fiscal year ended December 31, 2021 and (iii) the account balance of each of our NEOs under the Deferred Compensation Plan as of December 31, 2021.
Name	Executive Contributions in 2021 ($)(1)	Company Contributions in 2021 ($)(2)	Aggregate Earnings in 2021 ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2021 ($)
(a)	(b)	(c)	(d)	(e)	(f)
Timothy D. Myers			$143,484E
	$41,100	$77,488	$0 D	—	$1,403,084
Erick R. Asmussen			$3,154E
	$16,950	$32,547	$0 D	—	$77,780
Melissa M. Miller			$6,228E
	$0	$7,850	$930D	—	$64,709
Mark J. Vrablec			$194,700E
	$41,974	$24,513	$30,585D	—	$1,591,243
Diana C. Toman			$2,788E
	$12,650	$23,484	$0D	—	$51,701
E — Earnings
D — Deemed equivalent dividends
(1)
These amounts represent a portion of the NEO’s salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the NEOs contributed to the Deferred Compensation Plan.

(2)	These amounts are reported in the “All Other Compensation” column of the Summary Compensation Table.
(3)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table because they are not above market or preferential.
2022 PROXY STATEMENT	46	ARCONIC

Executive Compensation
The investment options under the Deferred Compensation Plan are the same choices available to all salaried employees under the 401(k) Plan, and the named executive officers do not receive preferential earnings on their investments. The named executive officers may defer up to 25% of their salaries in total to the 401(k) Plan and the Deferred Compensation Plan and up to 100% of their annual cash awards to the Deferred Compensation Plan.
The Company contributes matching contributions on employee base salary deferrals that exceed the limits on compensation imposed by the U.S. tax code. In 2021, the Company matching contribution amount was $41,100 for Mr. Myers, $16,950 for Mr. Asmussen, $12,650 for Ms. Toman and $12,287 for Mr. Vrablec. No matching contribution was made for Ms. Miller, who did not make any deferred elections under the plan.
In addition, when the U.S. tax code limits are reached for the Employer Retirement Income Contribution (ERIC) to the 401(k) Plan, the ERIC contributions are made into the Deferred Compensation Plan. In 2021, the Company contributed $36,388 for Mr. Myers, $15,597 for Mr. Asmussen, $7,850 for Ms. Miller, $10,834 for Ms. Toman and $12,226 for Mr. Vrablec.
All nonqualified pension and deferred compensation obligations are general unsecured liabilities of the Company until paid. Upon termination of employment, deferred compensation will be paid in cash as a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.
Potential Payments Upon Termination or Change in Control
The following table shows the severance payments and benefits that would have been payable to the eligible NEOs under the Executive Severance Plan or the Change in Control Severance Plan in the circumstances indicated, under the terms of such plans as in effect on such date. Equity award values are estimated using the Company’s closing stock price on December 31, 2021, which was $33.01 per share, and calculations under the Change in Control Severance Plan assume a change in control and termination occurred on December 31, 2021. See “—Executive Severance Plan” and “—Change in Control Severance Plan” for additional information regarding these plans. Information regarding Ms. Toman is not included because she separated from Arconic effective December 31, 2021 and was not eligible for benefits under these plans.
Name	Element	Death or Disability ($)(1)	Retirement ($)(1)	Termination w/o Cause ($)(2)	Termination upon Change in Control ($)
(a)	(b)	(c)	(d)	(e)	(f)
Timothy D. Myers	Cash Severance	—	—	$4,635,000	$7,132,500
	Healthcare Benefits	—	—	$47,643	$73,610
	RSUs	$18,050,066	$18,050,066	$18,050,066	$18,050,066
	PRSUs(3)	$8,831,000	$8,831,000	$8,831,000	$4,707,622
	TOTAL	$26,881,066	$26,881,066	$31,563,709	$29,963,798
Erick R. Asmussen	Cash Severance	—	—	$1,170,134	$2,343,754
	Healthcare Benefits	—		$47,643	$47,643
	RSUs	$3,143,641		$0	$3,143,641
	PRSUs(3)	$1,819,082		$0	$908,072
	TOTAL	$4,962,723	$0	$1,217,777	$6,443,110
Melissa M. Miller	Cash Severance	—	—	$743,325	$1,479,375
	Healthcare Benefits	—		$34,168	$34,168
	RSUs	$3,179,952		$0	$3,179,952
	PRSUs(3)	$839,378		$0	$508,436
	TOTAL	$4,019,331	$0	$777,493	$5,201,931
Mark J. Vrablec	Cash Severance	—	—	$938,630	$1,811,000
	Healthcare Benefits	—		$34,534	$34,534
	RSUs	$4,597,996	$4,597,996	$4,597,996	$4,597,996
	PRSUs(3)	$1,045,493	$1,045,493	$1,045,493	$465,342
	TOTAL	$5,643,489	$5,643,489	$6,579,023	$6,908,872
(1)
The Executive Severance Plan and Change in Control Severance Plan do not have provisions for cash severance entitlements specifically in the events of death, disability or retirement. These columns are included for informational purposes only on the treatment of unvested equity awards, the terms of which are governed under the Stock Plan and related stock award agreements. Upon death or disability, retirement or termination without cause if retirement eligible, unvested awards are not accelerated but continue to vest in accordance with the original applicable vesting terms.

(2)	If an individual is retirement eligible, the same vesting provisions for unvested equity awards as in cases of retirement will apply.
(3)
PRSU values are shown at target in cases of death, disability, retirement (if eligible) and termination without cause (if retirement eligible), subject to continued vesting and achievement of performance targets. PRSU values in case of termination upon Change in Control as of December 31, 2021, reflect performance results as of December 31, 2021 for awards where more than half of the performance period has lapsed, in accordance with the plan terms.

ARCONIC	47	2022 PROXY STATEMENT

Executive Compensation
Pension Benefits. If Mr. Myers had voluntarily terminated employment as of December 31, 2021, it is estimated that his pension would have paid an annual annuity of $163,052 starting January 1, 2022, which would change to an annual annuity of $214,310 starting at age 62. If Ms. Miller had voluntarily terminated employment as of December 31, 2021, it is estimated that her pension would have paid an annual annuity of $18,325 starting at age 55. If Mr. Vrablec had voluntarily terminated employment as of December 31, 2021, it is estimated that his pension would have paid an annual annuity of $262,924 starting January 1, 2022, which would change to an annual annuity of $352,257 starting at age 62. Mr. Asmussen and Ms. Toman were not eligible to participate in the defined benefit pension plan, which was closed to employees hired after March 1, 2006 and subsequently frozen to future benefit accruals as of April 1, 2018.
Separation Agreement with Diana C. Toman. On November 13, 2021, Ms. Toman notified Arconic of her resignation for personal reasons. Following negotiation, Arconic and Ms. Toman entered into a mutually agreed Separation Agreement, dated as of November 17, 2021 (the “Separation Agreement”), which sets forth the terms and conditions of her separation. Pursuant to the Separation Agreement, Ms. Toman agreed to remain available to provide transition and certain other advisory services through December 31, 2021, granted a complete general release and waiver of claims in favor of Arconic related to her employment with the Company, and agreed to certain restrictive covenant obligations, including with respect to confidentiality, non-competition, non-solicitation and non-disparagement, in exchange for which she continued to receive her current base salary through the Separation Date, as well as lump sum payments of $506,000, representing her current annual base salary; $379,500, representing her target incentive compensation award for the year ended December 31, 2021; and $525,000, representing a one-time supplemental separation payment. She is also entitled to two years of certain health and welfare benefits similar to the benefits to which she was entitled prior to her separation. Pursuant to the Separation Agreement, Ms. Toman also agreed that all unvested equity awards, representing realizable value of $3.7 million as of December 31, 2021, were forfeited in accordance with the terms set forth in employee stock award agreements. The Compensation Committee determined that the severance payments were appropriate under the circumstances, taking into consideration the full release and waiver of claims, Ms. Toman’s continued availability for transition and advisory services, the forfeiture of equity awards, the restrictive covenant obligations, as well as the other commitments and obligations set forth in the Separation Agreement. Following the separation, Arconic reduced the scope of the Chief Legal Officer’s position, eliminating several functions from its reporting structure.
Executive Severance Plan. All of the NEOs were eligible to participate in the Arconic Corporation Executive Severance Plan during 2021. The plan provides that, upon a termination of employment without cause and subject to execution and non-revocation of a general release of legal claims against Arconic, the applicable NEO will receive a cash severance payment equal to one year of base salary and one year of target annual cash incentive (two years for the CEO) plus two years’ equivalent of ERIC, continued health care benefits for a two-year period, and two additional years of retirement eligibility plan accrual calculated as described in the Executive Severance Plan. The Executive Severance Plan does not provide for any automatic acceleration of vesting of any equity awards.
Change in Control Severance Plan. All of the NEOs were eligible to participate in the Arconic Corporation Change in Control Severance Plan during 2021. The plan is designed to serve shareholders by assuring that Arconic will have the continued dedication of the covered executives, notwithstanding the possibility, threat or occurrence of a change in control. These protections are intended to encourage the executives’ full attention and dedication to the Company in the event of any threatened or pending change in control, which can result in significant distraction by virtue of the personal uncertainties and risks that executives frequently face under such circumstances. Severance benefits under the Change in Control Severance Plan are provided upon a termination of employment without cause or resignation by the executive for good reason, in either case within two years after a change in control of the Company.
Upon a qualifying termination, the severance benefits under the Change in Control Severance Plan are: (i) a cash payment equal to two times annual salary plus target annual cash incentive compensation (three times for the CEO), (ii) a cash payment equal to the target annual cash incentive compensation amount prorated through the severance date, (iii) continuation of health care benefits for two years (three years for the CEO), (iv) two additional years of applicable pension eligibility credit and company savings plan contributions (three years for the CEO), and (v) six months of outplacement benefits. There is no excise tax gross-up provision under the Change in Control Severance Plan.
The terms of the Stock Plan provide that time-vested unvested equity awards, including awards held by the continuing NEOs, vest upon a change in control unless a replacement award is provided. Any replacement award will vest immediately if, within a two-year period following a change in control, a plan participant is terminated without cause or leaves for good reason. Performance-based stock awards will be converted to time-vested stock awards upon a change in control under the following terms: (i) if 50% or more of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on actual performance completed as of the date of the change in control; or (ii) if less than 50% of the performance period has been completed as of the date on which the change in control has occurred, then the number of shares or the value of the award will be based on the target number or value. If approved by the Compensation Committee, participants, including the NEOs, may elect to receive a cash settlement in lieu of the payment of the purchase prices for shares underlying options or stock appreciation rights or shares under RSUs, in each case calculated as described in the Stock Plan.
2022 PROXY STATEMENT	48	ARCONIC

Executive Compensation
2021 CEO Pay Ratio
Background. Item 402(u) of the SEC’s Regulation S-K, which was mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires disclosure of the ratio of the annual total compensation of our CEO to our median employee’s annual total compensation. The ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u).
The pay ratio disclosure rule permits companies to identify the median employee only once every three years, provided that there has not been a change in employee population or employee compensation arrangements that would significantly change the pay ratio disclosure. During 2021, our last completed fiscal year, there has been no change to our employee population or employee compensation arrangements which we reasonably believe would significantly affect our pay ratio disclosure. As a result, we have used the same median employee identified in 2020 in our pay ratio calculation for 2021. However, the total compensation amounts for both the median employee and the CEO to calculate the CEO pay ratio are required to be updated and disclosed on an annual basis.
Methodology and Determined Ratio. We determined the median annual total compensation by analyzing base salary and wages (including overtime, shift premium, etc.) for all active employees in and outside the United States as of December 31, 2021. Once the median employee was identified using this consistently-applied compensation metric (CACM), we calculated the median employee’s total compensation on the basis of the proxy statement summary compensation table rules. The estimated total compensation of the median employee for 2021 is $62,021.
The Company determined the total CEO compensation was $10,686,391. Consequently, the annual CEO total compensation is 172 times that of the median employee in 2021.
Because SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Agreements with Executives
On January 13, 2020, ParentCo entered into an employment letter agreement with Mr. Myers, which was assigned to Arconic upon the Separation. Pursuant to the letter agreement Mr. Myers continued to serve as Executive Vice President and Group President, Global Rolled Products prior to the Separation, and was appointed as Chief Executive Officer of Arconic effective upon the Separation. The letter agreement provides for an annual compensation package consisting of a base salary, a target annual bonus award, eligibility for annual equity compensation awards, and certain relocation benefits. See “Compensation Discussion and Analysis—2021 Compensation Plan Structure and Design—Summary” and “—Summary Compensation Table” for more information on Mr. Myers’ current compensation. Pursuant to the letter agreement, Mr. Myers is designated as a Tier I participant in Arconic’s Executive Severance Plan and Change in Control Severance Plan, which plans are described under “—Potential Payments Upon Termination or Change in Control.”
On January 29, 2020, ParentCo entered into an employment letter agreement with Mr. Asmussen, which was assigned to Arconic upon the Separation. Pursuant to the letter agreement, Mr. Asmussen served as Executive Vice President and Chief Financial Officer Designate of Arconic, and was appointed as Executive Vice President and Chief Financial Officer of Arconic effective upon the Separation. The letter agreement provides for an annual compensation package consisting of a base salary, a target annual bonus award, eligibility for annual equity compensation awards, and certain relocation benefits. See “—2021 Compensation Plan Structure and Design—Summary” and “—Summary Compensation Table” for more information on Mr. Asmussen’s current compensation. Pursuant to the letter agreement, Mr. Asmussen is designated as a Tier II participant in Arconic’s Executive Severance Plan and the Change in Control Severance Plan, which plans are described under “—Potential Payments Upon Termination or Change in Control.”
On January 28, 2020, ParentCo entered into an employment letter agreement with Ms. Toman, which was assigned to Arconic upon the Separation. Pursuant to the letter agreement, Ms. Toman served as Executive Vice President, Chief Legal Officer and Secretary Designate of Arconic, and was appointed as Executive Vice President, Chief Legal Officer and Secretary of Arconic effective upon the Separation. The letter agreement provided for an annual compensation package consisting of a base salary, a target annual bonus award, eligibility for annual equity compensation awards, and certain relocation benefits. See “—2021 Compensation Plan Structure and Design—Summary” and “—Summary Compensation Table” for more information on Ms. Toman’s compensation prior to her separation from Arconic. Pursuant to the letter agreement, Ms. Toman was designated as a Tier II participant in Arconic’s Executive Severance Plan and the Change in Control Severance Plan, which plans are described under “—Potential Payments Upon Termination or Change in Control.” As a result of her separation from Arconic on
ARCONIC	49	2022 PROXY STATEMENT

Executive Compensation
December 31, 2021, Ms. Toman is no longer entitled to any payments or benefits under her employment letter agreement, and all unvested equity awards previously granted to Ms. Toman were forfeited. See “—Potential Payments Upon Termination or Change in Control—Separation Agreement with Diana C. Toman” for additional information.
Equity Compensation Plan Information
The following table sets forth information about Arconic’s common stock that could be issued under our equity compensation plans as of December 31, 2021. The table only reflects grants through December 31, 2021, and, accordingly, does not reflect grants of 768,187 made through the Record Date of March 25, 2022.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[1]	4,504,243(1)	$25.56(1)	4,749,255(3)
Equity compensation plans not approved by security holders	—	—	—
Total	4,504,243(1)	$25.56(1)	4,749,255(3)
(1)
Includes stock options and restricted share units granted under the Stock Plan to satisfy the automatic adjustment and conversion, in accordance with the Employee Matters Agreement dated March 31, 2020 by and between Arconic and ParentCo, of awards granted by ParentCo with respect to ParentCo common stock in order to effect the Separation. Table amounts comprise the following: 590,906 stock options; 3,464,399 RSUs; and 448,938 PRSUs.

(2)	The weighted-average exercise price relates solely to stock options and does not relate to restricted share units that convert to shares for no consideration.
(3)
The Stock Plan authorizes, in addition to stock options, other types of stock-based awards in the form of SARs, restricted shares, restricted share units, performance awards and other awards. The shares that remain available for issuance under the Stock Plan may be issued in connection with any one of these awards. Up to 11,500,000 shares may be issued under the Stock Plan. In addition, the Stock Plan provides the following are available for grant under the Stock Plan: (i) shares that are issued under the Stock Plan, which are subsequently forfeited, cancelled or expire in accordance with the terms of the award and (ii) converted shares that had previously been issued under prior Separation plans that are outstanding as of the date of the Stock Plan which are subsequently forfeited, cancelled or expire in accordance with the terms of the award.

2022 PROXY STATEMENT	50	ARCONIC

Information Regarding Security Holders
Security Ownership of Directors and Executive Officers
The following table sets forth information, as of March 25, 2022, concerning the beneficial ownership of Arconic common stock by: (i) each current director and each director nominee; (ii) each of our named executive officers; and (iii) all current directors and executive officers as a group. Each person listed in the following table had sole voting and investment power of the shares shown, except as noted in the footnotes below. The business address for each person listed in the table below is 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Non-Employee Directors
William F. Austen(2)	37,712	*
Christopher L. Ayers(2)	85,661	*
Margaret S. Billson(2)	20,092	*
Jacques Croisetiere(2)	20,092	*
Elmer L. Doty(3)	78,428	*
Carol S. Eicher(2)	20,092	*
Frederick A. Henderson(2)	37,499	*
E. Stanley O’Neal(2)	140,205	*
Jeffrey Stafeil(2)	20,092	*
Named Executive Officers
Timothy D. Myers(4)	204,777	*
Erick R. Asmussen(5)	26,999	*
Melissa M. Miller(6)	66,216	*
Mark J. Vrablec(7)	80,774	*
Diana C. Toman(8)	915	*
All Current Directors and Executive Officers, as a Group (14 persons total)	839,554	*
*	Indicates ownership of less than 1% of the total outstanding shares.
(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Shares of common stock currently issuable or issuable within 60 days of the record date are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Percentages are based on 105,784,425 shares of common stock outstanding as of March 25, 2022. Beneficial ownership may be disclaimed as to certain of the securities. Equivalent shares held in the Deferred Compensation Plan or the Deferred Fee Plan, which do not settle in shares, are excluded. PRSUs, which vest on performance, and RSUs that have not vested and do not vest within 60 days of March 25, 2022, are excluded.

(2)	Includes 4,252 RSUs that vest within 60 days.
(3)	Includes 1,500 shares held by the Elmer L. Doty Revocable Trust f/b/o surviving spouse and/or children, for which Mr. Doty’s spouse serves as trustee, and 4,252 RSUs that vest within 60 days.
(4)	Includes 15,710 shares held in the 401(k) Plan and 54,777 of exercisable options.
(5)	Includes 1,999 shares held in the 401(k) Plan.
(6)	Includes 851 shares held in the 401(k) Plan, 6,300 shares held by Ms. Miller’s spouse and 14,768 of exercisable options.
(7)	Includes 12,437 shares held in the 401(k) Plan, 8,604 shares held by Mr. Vrablec in trust and 11,000 shares held by Mr. Vrablec in trust for the benefit of his spouse.
(8)	Ms. Toman separated from Arconic effective December 31, 2021. Shares owned based on information available.
ARCONIC	51	2022 PROXY STATEMENT

Information Regarding Security Holders
Principal Security Holders
The following table sets forth information regarding persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our outstanding common stock as of December 31, 2021.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,320,483(2)	18.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,861,880(3)	10.3%
Orbis Investment Management Limited Orbis Investment Management (U.S.), L.P.	9,617,792(4)	9.1%
State Street Corporation State Street Financial Center 1 Lincoln Street Boston, MA 02111	5,473,563(5)	5.2%
(1)	Based on 105,784,425 shares of common stock outstanding as of March 25, 2022.
(2)
The number of shares reported above is based solely on our review of a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2022 regarding its holdings as of December 31, 2021. BlackRock, Inc. also reported that, as of December 31, 2021, it had sole voting power for 18,712,196 shares of our common stock, sole dispositive power for 19,320,483 shares of our common stock, and shared voting and dispositive power for 0 shares of our common stock. The business address provided by Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
The number of shares reported above is based solely on our review of a Schedule 13G/A filed by The Vanguard Group on February 9, 2022 regarding its holdings as of December 31, 2021. The Vanguard Group also reported that, as of December 31, 2021, it had sole voting power for 0 shares of our common stock, sole dispositive power for 10,682,013 shares of our common stock, shared voting power for 86,301 shares of our common stock and shared dispositive power for 179,867 shares of our common stock. The business provided for the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
The number of shares reported above is based solely on our review of a Schedule 13G/A filed by Orbis Investment Management Limited (“OIML”) and Orbis Investment Management (U.S.), L.P. (“OIMUS”) on February 14, 2022 regarding their holdings as of December 31, 2021. According to the filing OIML is the beneficial owner of 9,471,109 shares of our common stock, and OIMUS is the beneficial owner of 146,683 shares of our common stock. According to the filing, the beneficial owners have sole voting and sole dispositive power over all shares and do not have shared voting or shared dispositive power over any of the shares. According to the filing, the business address of OIML is Orbis House, 25 Front Street, Hamilton Bermuda HM11, and the business address of OIMUS is 600 Montgomery Street, Suite 3800, San Francisco, CA 94111.

(5)
The number of shares reported above is based solely on our review of a Schedule 13G filed by State Street Corporation on February 10, 2022 regarding its holdings as of December 31, 2021. State Street Corporation also reported that, as of December 31, 2021, it had sole voting power for 0 shares of our common stock, sole dispositive power for 0 shares of our common stock, shared voting power for 5,243,011 shares of our common stock, and shared dispositive power for 5,473,563 shares of our common stock. The business address provided by State Street Corporation is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111.

2022 PROXY STATEMENT	52	ARCONIC

PROPOSAL 3
Ratification of Appointment
of Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP (“PwC”) or its predecessor firms have served continuously as ParentCo’s independent registered public accounting firms since 1950 and as Arconic’s independent registered public accounting firm since the Separation on April 1, 2020.
Under its written charter, the Audit Committee has sole authority and is directly responsible for the appointment, retention, compensation, oversight, evaluation, and termination of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2022. Although the Company’s Bylaws do not require that we seek shareholder ratification of the appointment of PwC as our independent registered public accounting firm, we are doing so as a matter of good corporate governance.
As our independent registered public accounting firm for the fiscal year ended December 31, 2021, representatives of PwC are expected to participate in the virtual Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.
If the selection of PwC to serve as our independent registered public accounting firm for fiscal 2022 is not ratified at the Annual Meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of shares present and entitled to vote on this matter. Abstentions are counted as votes “against” and brokers vote shares in their discretion with respect to Proposal 3.
The Board of Directors recommends a vote “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm.
ARCONIC	53	2022 PROXY STATEMENT

Principal Accountant Fees and Services
Aggregate fees for professional services rendered for the Company by PwC as of or for the fiscal years ended December 31, 2021 and December 31, 2020 were:
	Fiscal Year Ended
Services Rendered(1)	December 31, 2021	December 31, 2020
Audit Fees	$5,747,250	$4,711,250
Audit-Related Fees	$2,700	$6,000
Tax Fees	$75,000	—
All Other Fees	$25,043	$30,000
Total	$5,849,993	$4,747,250
(1)	The aggregate fees included in Audit Fees and in each of the other categories are fees billed for services rendered for the fiscal years.
Audit Fees. Audit fees include the base audit fee (including statutory audit fees), effects of foreign currency exchange rates on the base audit fee, and scope adjustments to the base audit requirements.
Audit-Related Fees. Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” For the years ended December 31, 2021 and December 31, 2020, respectively, audit-related fees were fees associated with preparation of filings for tax and other benefits related to our facility in Samara, Russia.
Tax Fees. Tax fees are fees for services relating to tax planning, tax preparation services, and tax advice.
All Other Fees. All other fees are fees for services other than audit, audit-related and tax services. For the year ended December 31, 2021, other fees were associated with an electricity subsidy application in Germany, a subscription to PwC Viewpoint, and a salary survey related to employees in Russia. For the year ended December 31, 2020, other fees were fees associated with an electricity credit audit in Germany.
In determining that PwC be appointed as our independent registered public accounting firm, the Audit Committee considered the provision of non-audit services by PwC and determined that no relationship exists between Arconic and PwC, and no other factors are present, that could impair the independence of PwC.
Pre-Approval Policies and Procedures
Our Audit Committee is responsible for the pre-approval of all audit and non-audit services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The chair of the Audit Committee has the authority to pre-approve specific services that do not exceed, in the aggregate, $300,000 in any quarter, which services are presented to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. The chair of the Audit Committee or the Audit Committee pre-approved all of the audit and non-audit services provided by PwC to us during the year ended December 31, 2021 and during the year ended December 31, 2020 after the Separation. All audit and non-audit services provided by PwC prior to the Separation in 2020 were approved by ParentCo in accordance with its policies and procedures.
2022 PROXY STATEMENT	54	ARCONIC

Report Of The Audit and Finance Committee
The Audit and Finance Committee (the “Audit Committee”) operates pursuant to a charter, which is reviewed annually by the Audit Committee. A description of the primary responsibilities of the Audit Committee is included in this proxy statement under the discussion of “Corporate Governance—Committees of the Board—Audit and Finance Committee.” Under the Audit Committee charter, the Audit Committee is responsible for oversight of the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and compliance with accounting standards and applicable laws and regulations. Management is responsible for preparing the Company’s financial statements and developing and maintaining adequate systems of internal accounting and financial controls. The Company’s internal auditors are responsible for conducting internal audits intended to evaluate the adequacy and effectiveness of the Company’s financial and operating internal control systems. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and for reviewing the Company’s interim financial statements in accordance with applicable accounting standards.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable rules of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed with the independent registered public accounting firm their independence, and considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with its independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC.
Submitted by the Audit and Finance Committee of the Board of Directors:
Jacques Croisetiere, Chair
William F. Austen
Christopher L. Ayers
Margaret S. Billson
Jeffrey Stafeil
ARCONIC	55	2022 PROXY STATEMENT

PROPOSAL 4
Shareholder Proposal – Special Meeting Threshold and Holding Period
Kenneth Steiner has notified the Company that he intends to present the following proposal for consideration at the Annual Meeting. Mr. Steiner’s proposal and his related supporting statement are followed by a recommendation from our Board. The Board disclaims any responsibility for the content or accuracy of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder. While we take issue with certain of the statements contained in the proposal and the supporting statements, we have limited our response to the most important points and have not attempted to address all the statements with which we disagree.
Proposal 4 –  Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.
Although now it theoretically takes 25% of all shares to call for a special shareholder meeting, this translates into 32% of the Arconic shares that typically vote at the annual meeting. It would be hopeless to think that the shares that do not have time to vote at the annual meeting would have the time to take the special procedural steps to call for a special shareholder meeting.
Plus the 32% of shares that vote at the annual meeting could determine that they own 40% of shares when their shares not held for a full continuous year are included. Shares that are not held for a full continuous year are 100% excluded from formal participation in the call for a special shareholder meeting even though shareholders have a solid ownership stake in those shares.
A potential 40% stock ownership to call a special shareholder meeting is nothing for management to brag about. It is important for shares held for less than a year to be able to formally participate in the call for a special shareholder meeting. Otherwise a group of shareholders, who foresee a profitable opportunity for Arconic, would not be able to increase their holdings quickly so that they can present a potential profitable opportunity to Arconic management on the strength of a substantial stock ownership holding.
Shareholders also need a reasonable stock ownership to call a special shareholder meeting to make up for the use of online shareholder meetings that give management more control. The vast majority of 2021 online shareholder meetings dictated that absolutely no shareholders could speak.
It is also more important to have a reasonable right to call for a special shareholder at a company like Arconic, where the Chairman of the Board, Frederick Henderson, received 40-times as many negative votes as each of 7 other directors on the Arconic Board.
Please vote yes:
Special Shareholder Meeting Improvement — Proposal 4
2022 PROXY STATEMENT	56	ARCONIC

Shareholder Proposal – Special Meeting Threshold and Holding Period
Board Recommendation
After careful consideration, including a review of market trends, the Board recommends that you vote against this proposal.
The Company already provides a meaningful and balanced right for shareholders to call a special meeting and the proposed decrease in the percentage of shares required to call a special meeting is neither necessary nor in the best interests of the Company or its shareholders.
The Company currently provides that shareholders who own and have continuously owned for at least one year an aggregate of at least 25% of the outstanding shares of capital stock entitled to vote generally in the election of directors may call a special meeting. The Board believes a 25% threshold with a one year holding period, which is common among public companies, strikes an appropriate balance between avoiding an unnecessary use of Company and shareholder resources to address the special interests of a small group of shareholders, while ensuring that long-term shareholders holding a meaningful minority percentage of our outstanding shares of capital stock have a mechanism to call a special meeting if they deem it appropriate.
Special meetings require the expenditure of considerable time, effort and resources, including significant costs in legal and administrative fees, costs for preparing, printing and distributing materials and soliciting proxies, and diversion of Board and management time away from overseeing and running the business. Accordingly, special meetings should be limited to circumstances where shareholders of a meaningful minority percentage of the Company’s capital stock believe a matter is sufficiently urgent or extraordinary to justify considering such matters between annual meetings. By reducing the ownership threshold to 10%, a single shareholder or small minority of shareholders could use the special meeting mechanism to advance their particular agenda, without regard to the broader interests of the Company and its other shareholders. Such a low threshold would be especially problematic given the concentration of ownership of the Company. In addition, by eliminating the one-year holding period requirement, short-term and/or speculative investors who have rapidly accumulated shares could take advantage of the special meeting process to advance their narrow interests, without regard to, or even counter to, the long-term needs of the Company and the long-term interests of its shareholders.
We provide multiple ways for shareholders to communicate with our board and senior management beyond the limited forum of a special meeting. We encourage and facilitate communication with shareholders about important issues relating to our business and consider investor feedback in our decision-making. In 2021, our management and investor relations teams spoke with shareholders representing a broad spectrum of investment priorities and levels of ownership and over 50% of outstanding shares at year end. Our shareholders can communicate directly with the Board and have the opportunity to submit comments and questions to the Board and management at our annual meeting of shareholders. For instructions on contacting the Board, see “Corporate Governance—Communications with the Board.”
Our corporate governance practices ensure board accountability and help facilitate shareholder action. We provide for the annual election of directors and for majority voting in director elections. At our 2021 annual meeting of shareholders, all of our directors were reelected with votes ranging from 86% to 99% of votes cast. We do not have any supermajority voting provisions. Our bylaws provide for shareholder action by written consent and for proxy access, which enables shareholders to include their director nominees in the Company’s proxy materials.
In light of our existing governance practices, the Board believes our current provision allowing shareholders holding in aggregate at least 25% of the outstanding shares of capital stock entitled to vote generally in the election of directors to call a special meeting strikes an appropriate balance between shareholder rights and protection against abuse of the process.
Accordingly, the Board of Directors recommends that you vote “AGAINST” this proposal, and if the proposal is presented, your proxy will be voted against this proposal unless you specify otherwise.
ARCONIC	57	2022 PROXY STATEMENT

Questions And Answers About the Annual Meeting
Why did I receive these proxy materials?
This proxy statement, form of proxy and the 2021 Annual Report to Shareholders are being distributed and made available to our shareholders starting on or about April 6, 2022. We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.
When and where will the Annual Meeting be held?
This year's Annual Meeting will be a virtual meeting conducted via live webcast. You will be able to virtually attend the Annual Meeting, vote your shares electronically and submit questions. There will be no physical in-person meeting.
Date Thursday, May 19, 2022	Time 10:00 a.m. Eastern Time	Location Live Webcast at: www.virtualshareholdermeeting.com /ARNC2022	Record Date March 25, 2022
Who is entitled to vote at the Annual Meeting?
Holders of Arconic common stock at the close of business on March 25, 2022, are entitled to receive the Notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, there were 105,784,425 shares of the Company’s common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Please see “How do I vote if I am a record owner?” and “How do I vote if I am a beneficial owner of shares?” for additional information.
What constitutes a quorum for the Annual Meeting?
The holders of a majority of the Company’s outstanding common stock, represented in person or by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
Who can attend the virtual Annual Meeting? How do I attend?
You can attend the virtual Annual Meeting exclusively at www.virtualshareholdermeeting.com/ARNC2022. If you are a shareholder of record at the close of business on March 25, 2022, you are entitled to notice of the Annual Meeting and may participate in the virtual Annual Meeting by voting your shares. After you have accessed the virtual Annual Meeting platform, you must log in by entering the 16-digit control number locate on your Notice of Internet Availability, proxy card, or voting instruction form. Once you have logged in, you will be able to attend the virtual Annual Meeting, vote your shares, and submit your questions by following the instructions at www.virtualshareholdermeeting.com/ARNC2022.
The virtual Annual Meeting will begin promptly at 10:00 a.m. Eastern Time. You may log in beginning at 9:45 a.m. We encourage you to access the virtual Annual Meeting prior to the start time leaving ample time to confirm that your Internet or Wi-Fi connection is sufficient to access the features of the virtual Annual Meeting, and to allow sufficient time to check in. The virtual meeting platform is supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) that have the most updated version of applicable software and plugins installed. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the Annual Meeting. While there is no fee to attend the virtual Annual Meeting, you may incur data or other fees imposed by your Internet or wireless carrier.
If you do not have a 16-digit control number, you may also visit www.virtualshareholdermeeting.com/ARNC2022 and log in as a guest. You will not be able to vote your shares or submit questions during the virtual Annual Meeting if you participate as a guest.
The recording, reproduction or distribution of the virtual Annual Meeting, or any portion thereof, is strictly prohibited.
2022 PROXY STATEMENT	58	ARCONIC

Questions And Answers About the Annual Meeting
What if I am having technical difficulties?
Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. Technical support will be available on the virtual Annual Meeting platform beginning at 9:30 a.m. Eastern Time on the day of the Annual Meeting by calling the numbers posted on the log in page.
What is a “record” owner? What is a “beneficial” owner?
A shareholder may hold shares either (i) directly with Arconic, as a shareholder of record otherwise known as a record owner, or (ii) indirectly, through a bank, broker or other financial institution, as a beneficial owner. A record owner may have an actual Arconic stock certificate or his or her shares are held electronically on the records of Arconic. Beneficial owners hold their shares at their bank, broker-dealer or other financial institution. Beneficial owners are sometimes referred to as holding shares in “street name.”
How do I know whether I am a record owner or a beneficial owner?
If you receive a full package of proxy materials, and the card included in your proxy package names your broker, then you are a beneficial owner. If the name on the card is your name, then you are a record owner. Record owners hold their shares directly with Arconic. Generally, individuals who purchased their shares through a bank or broker are beneficial owners. The majority of U.S. investors own their securities as beneficial owners through their brokers and other financial institutions. If you are unsure how you hold your shares, contact your bank, broker or other financial institution.
What is the difference between record owner and beneficial owners when voting on corporate matters?
There are no significant differences between record owners and beneficial owners regarding the value of your shares. There are differences with regards to voting on corporate matters. Record owners receive a “proxy card” and may cast votes directly with Arconic. Beneficial owners, on the other hand, receive a “voting instruction form” directing their bank, broker or other financial institution how to vote their shares. The bank, broker-dealer or other financial institution then casts the vote after receiving instructions from the beneficial owner along with other beneficial owners for whom the institution holds shares.
How do I vote if I am a record owner?
If you are a record owner you may vote your shares in any of the methods set forth below.
Via the Internet Visit www.proxyvote.com Online voting will end at 11:59 p.m., ET, on May 18, 2022.

In Person during the virtual Annual Meeting Join the virtual Annual Meeting at www.virtualshareholdermeeting.com/ARNC2022 and follow the instructions provided.
By phone Call 1-800-690-6903 or the telephone number on your proxy card. Telephone voting facilities will close at 11:59 p.m., ET, on May 18, 2022.

By mail Sign, date and return your proxy card. Proxy card must be received by May 18, 2022.
You must vote any shares held in an Arconic 401(k) Plan no later than 11:59 p.m. ET on May 13, 2022
What if I am a record owner and I do not specify a choice for a proposal?
Shareholders should specify their choice for each proposal on the proxy card. If specific instructions are not given for all matters, those proxies that are signed and returned will be voted as follows:
•	FOR the election of each of the ten director nominees named in this proxy statement;
•	FOR the non-binding advisory vote to approve the compensation of our named executive officers;
•	FOR the proposal to ratify the appointment of PwC as independent auditor of the Company for the 2022 fiscal year; and
•	AGAINST the shareholder proposal to amend the Company’s governing documents to lower the stock ownership threshold and eliminate the holding period to call a special meeting of shareholders.
ARCONIC	59	2022 PROXY STATEMENT

Questions And Answers About the Annual Meeting
How do I vote if I am a beneficial owner of shares?
If you are a beneficial owner, your broker, bank or financial institution will provide a “voting instruction form” asking you how you wish to have your shares voted. In addition, you will receive instructions as part of your proxy materials provided by your broker, bank or other financial institution on how to access the virtual Annual Meeting and participate and vote at the Annual Meeting (including, if your broker, bank or other financial institution elects to do so, instructions on how to vote via telephone or the Internet). You must follow those instructions in order to be able to access the virtual Annual Meeting and have your shares voted. You may also be able to obtain a proxy from your broker, bank or other financial institution by contacting them directly.
What if I am a beneficial owner and do not give voting instructions to my bank, broker or other financial institution?
If you are a beneficial owner, it is important that you provide voting instructions to your bank, broker or other financial institution by the deadline provided in the materials you receive, so that your vote is counted. If you do not provide voting instructions to your bank, broker or other financial institution, they have authority to vote your shares on routine discretionary proposals, but they cannot vote your shares on non-discretionary items. Their ability to vote your shares on the proposals at the Annual Meeting is as follows:
•
Non-Discretionary Items. The election of the Director nominees (Proposal 1), the non-binding advisory vote to approve executive compensation (Proposal 2), and the shareholder proposal to amend the Company’s governing documents (Proposal 4) are non-discretionary matters and may not be voted on by brokers or other financial institutions who have not received specific voting instructions from beneficial owners.

•
Discretionary Items. The ratification of the appointment of PwC as independent auditor of the Company for the 2022 fiscal year (Proposal 3) is a routine discretionary item. Generally, when a bank, broker or other financial institution does not receive a voting instruction form from a beneficial owner, the bank, broker or other financial institution may vote on this proposal in their discretion, but they are not required to vote the shares.

What is a “broker non-vote”?
A broker non-vote occurs when a beneficial owner’s shares are not voted on a proposal because the broker did not receive specific voting instructions from the beneficial owner and the bank, broker or other financial institution did not have authority to vote on the matter because it constituted a non-discretionary matter under current NYSE rules or interpretations.
Who should I contact if I have questions or need assistance voting prior to the Annual Meeting?
Please contact Alliance Advisors, the proxy solicitor we have retained to assist us with the Annual Meeting. Shareholders may call toll-free at 1-855-200-8659. Banks and brokers may call collect at 1-973-873-7700.
How can I submit a question at the Annual Meeting?
As part of the virtual Annual Meeting, we will hold a live question and answer session during which we intend to answer all questions properly submitted during the Annual Meeting in accordance with the Annual Meeting Rules of Conduct that are pertinent to Arconic and the Annual Meeting matters and as time permits. The Annual Meeting Rules of Conduct will be made available on the virtual Annual Meeting platform. Questions that we determine do not conform with the Annual Meeting Rules of Conduct, are not otherwise directly related to Arconic’s business and are not pertinent to the matters to be voted on at the Annual Meeting will not be answered. Each shareholder will be limited to one question to allow us to respond to as many questions as possible. We may address substantially similar questions, or questions that relate to the same topic, in a single response.
We ask that all shareholders provide their name and contact details when submitting a question so that we may address any individual concerns or follow up matters directly. If you have a question of personal interest that is not of general concern to all shareholders, or if a question posed at the Annual Meeting was not otherwise answered, we encourage you to contact us separately after the Annual Meeting by visiting www.arconic.com/contact-investor-relations/.
Once you login to the virtual meeting platform at www.virtualshareholdermeeting.com/ARNC2022, you may select the “Q&A” button on the bottom left side of the virtual Annual Meeting platform interface and then type your question into the “Submit a Question” field and click “Submit”. Please note that you will need your 16-digit control number to ask questions at the virtual Annual Meeting.
2022 PROXY STATEMENT	60	ARCONIC

Questions And Answers About the Annual Meeting
What does it mean if I receive more than one Notice of Internet Availability at or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, if you vote by Internet or telephone, vote once for each Notice of Internet Availability, or if you wish to request a proxy card to vote by mail, please make sure to request a proxy card for each Notice of Internet Availability and sign and return each proxy card.
What if I hold shares in an Arconic 401(k) Plan?
If you hold shares in an Arconic 401(k) Plan, you will receive a Notice of Internet Availability with respect to those shares, and you are entitled to vote such shares individually. If any shares are not voted by individual participants, the trustee for the Plans will vote all unvoted shares in favor of or against each proposal in the same proportion as the votes cast by participants in each of the Plans. You must vote any shares held in a 401(k) Plan no later than 11:59 p.m. ET on May 13, 2022.
If you held shares in an Arconic 401(k) Plan and subsequently completed a “rollover” into an IRA or another type of account, you will receive instructions from your bank, broker or other holder of record with respect to voting those shares.
Can I revoke my proxy or change my vote after I vote by proxy?
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	giving written notice to our Corporate Secretary;
•	delivering a valid, later-dated proxy, or a later-dated vote on the Internet or by telephone, in a timely manner; or
•	voting during the virtual Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record and following their instructions for how to do so.
What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes). When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine. Only Proposal 3 is a routine matter.
PROPOSAL	ITEM	VOTE REQUIRED FOR APPROVAL	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
1	Election of the ten director nominees named in this proxy statement	Majority of votes cast	No effect	No effect
2	Approve, on an advisory basis, the compensation of our named executive officers	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No effect
3	Ratification of the appointment of independent registered public accounting firm	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No broker non-votes; shares are voted by brokers in their discretion
4	Shareholder proposal to amend the Company’s governing documents to lower the stock ownership threshold and eliminate the holding period to call a special meeting of shareholders	Majority of shares present and entitled to vote on the subject matter	Counted “against”	No effect
Your shares will be voted in accordance with your instructions. If you sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “for” each of the nominees with respect to Proposal 1, “for” Proposals 2 and 3, “against” Proposal 4, and in the discretion of the appointed proxies named on the proxy card with respect to any other business properly before the Annual Meeting.
ARCONIC	61	2022 PROXY STATEMENT

Questions And Answers About the Annual Meeting
Who will pay for the cost of this proxy solicitation?
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers. We will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses. We have retained Alliance Advisors, a professional firm of proxy solicitors, to assist in solicitation of proxies. We estimate that we will pay such firm fees of approximately $10,000 plus out-of-pocket expenses.
Who will count the vote?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election and tabulate the votes.
Could other matters be decided at the Annual Meeting?
We are not aware of any other matters that will be presented and voted upon at the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying proxy card will have the discretion to vote for you on such matters and intend to vote the proxies in accordance with their best judgment.
2022 PROXY STATEMENT	62	ARCONIC

Submitting Proxy Proposals and Director Nominations for the 2023 Annual Meeting
Shareholder Proposals to be Included in the Proxy Statement
Under SEC rules, if a shareholder wants us to include a proposal in our 2023 proxy materials for presentation at our 2023 Annual Meeting of Shareholders, then the proposal must be received at our principal executive offices at 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872, Attention: Corporate Secretary, by December 7, 2022. All proposals must comply with Rule 14a-8 under the Exchange Act.
Director Nominations to be Included in the Proxy Statement (Proxy Access)
Any shareholder considering a proxy access nomination should carefully review our Bylaws, which are available on the Company’s website at www.arconic.com/governance-and-policies. Under our proxy access bylaw, if a shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our proxy materials then notice must be received by us at our principal executive offices, 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872, Attention: Corporate Secretary, no earlier than 150 days and no later than 120 days before the one-year anniversary of the date that the Company commenced mailing of its definitive proxy statement for the immediately preceding annual meeting. To utilize proxy access, among other things, the electing shareholder and proposed nominee must comply with the detailed requirements set forth in our Bylaws, including the provision of the proposing shareholder information, various other required information, representations, undertakings, agreements and other requirements as set forth in the Bylaws. For our 2023 Annual Meeting of Shareholders, such notice must be delivered no earlier than November 7, 2022 and no later than December 7, 2022.
Director Nominations and Other Business to be Presented at the Annual Meeting
Any shareholder considering introducing a nomination or other item of business should carefully review the procedures set forth in our Bylaws, which are available on the Company’s website at www.arconic.com/governance-and-policies. Under our Bylaws, a shareholder who intends to nominate a candidate for election to the Board or to propose any business for presentation at our 2023 Annual Meeting of Shareholders pursuant to the advance notice provisions of the Bylaws, must timely submit notice thereof in writing to the Corporate Secretary of Arconic at our principal executive offices, 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872. In order to be timely, the shareholder must provide such written notice not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain all of the information required in the Company’s Bylaws. For our 2023 Annual Meeting of Shareholders, such notice must be delivered no earlier than January 19, 2023 and no later than February 18, 2023.
ARCONIC	63	2022 PROXY STATEMENT

Householding
Shareholders of record who have the same last name and address and who request paper copies of the proxy materials will receive only one copy of the Notice of Internet Availability or proxy statement unless one or more of them notifies us that they wish to receive individual copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources. Householding will not in any way affect dividend check mailings.
We will deliver promptly upon written or oral request a separate copy of the 2021 Annual Report on Form 10-K, proxy statement, or other proxy materials, as applicable, to a security holder at a shared address to which a single copy of the document was delivered. Please direct such requests to Broadridge Financial Services at 1-866-540-7095 or sending a written request by mail to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Shareholders of record may request to begin or to discontinue householding in the future by contacting our transfer agent, Computershare Investor Services, at 1-800-522-6645, or by mail to P.O. Box 505000, Louisville, Kentucky 40233-5000.
Shareholders owning their shares through a broker, bank or other financial institution may request to begin or to discontinue householding by contacting their broker, bank or other financial institution.
Other Business
The Board is not aware of any other matters that will be presented and voted upon at the Annual Meeting. If you vote on the Internet or by telephone, or return your signed and completed proxy card, and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying proxy card will have the discretion to vote for you on such matters and intend to vote the proxies in accordance with their best judgment.
Copies of any of the foregoing documents may be obtained, free of charge by calling 412-992-2500, or writing to us at our principal executive offices, 201 Isabella Street, Suite 400, Pittsburgh, PA 15212-5872, Attention: Corporate Secretary.
By Order of the Board of Directors,

Adam P. Wheeler
Assistant General Counsel and Assistant Secretary
2022 PROXY STATEMENT	64	ARCONIC

Appendix A
Reconciliation of Certain Non-GAAP Financial Measures
	Quarter ended				Year ended December 31 2021
Adjusted EBITDA (in millions)	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
Net income (loss) attributable to Arconic Corporation	$52	$(427)	$16	$(38)	$(397)

Add:
Net income attributable to noncontrolling interest	—	—	—	—	—
Provision (Benefit) for income taxes	16	(108)	11	19	(62)
Other expenses, net	22	15	15	15	67
Interest expense	23	25	26	26	100
Restructuring and other charges(1)	1	597	14	12	624
Impairment of goodwill(2)	—	—	—	65	65
Provision for depreciation and amortization	63	62	61	67	253
Stock-based compensation	2	5	8	7	22
Metal price lag(3)	(5)	11	21	(11)	16
Other special items(4)	5	7	(1)	13	24
Adjusted EBITDA	$179	$187	$171	$175	$712
Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for the following items: Provision for depreciation and amortization; Stock-based compensation; Metal price lag (see footnote 3); and Other special items. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. Special items are composed of restructuring and other charges, discrete income tax items, and other items as deemed appropriate by management. There can be no assurances that additional special items will not occur in future periods. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(1)
In the year ended December 31, 2021, Restructuring and other charges includes $584 related to the settlement of a portion of the Company’s U.S. defined benefit pension plan obligations as a result of the purchase of a group annuity contract ($549-2Q21) and elections by certain plan participants to receive lump-sum benefit payments ($11-4Q21, $5-3Q21, $19-2Q21).

(2)
In the quarter ended December 31, 2021, Arconic completed its annual review of goodwill for impairment for each of its three reporting units: Rolled Products, Building and Construction Systems, and Extrusions. The results of this review indicated that the carrying value of the Extrusions reporting unit’s goodwill was fully impaired. Accordingly, in the quarter ended December 31, 2021, the Company recognized an impairment charge of $65. This impairment was primarily driven by a combination of market-based factors, including delays in aerospace market improvement and significant cost inflation, resulting in increasingly limited margin expansion. The Company had not previously identified any triggering events during 2021 prior to the annual review.

(3)
Metal price lag represents the financial impact of the timing difference between when aluminum prices included in Sales are recognized and when aluminum purchase prices included in Cost of goods sold are realized. This adjustment aims to remove the effect of the volatility in metal prices and the calculation of this impact considers applicable metal hedging transactions.

(4)	Other special items include the following:
•	for the quarter ended March 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($1);
•
for the quarter ended June 30, 2021, a write-down of inventory related to the idling of both the remaining operations at the Chandler (Arizona) extrusions facility and the casthouse operations at the Lafayette (Indiana) extrusions facility ($4) and costs related to several legal matters ($3);

•
for the quarter ended September 30, 2021, a partial reversal of a previously established reserve related to the Grasse River environmental remediation matter ($11), costs related to several legal matters ($7), and other items ($3); and

•
for the quarter ended December 31, 2021, costs related to several legal matters, including Grenfell Tower ($4) and other ($2), costs related to both an equipment fire and packaging restart at the Tennessee rolling mill ($5), and other items ($2).

ARCONIC	A-1	2022 PROXY STATEMENT

Year ended
Free Cash Flow (in millions)	December 31, 2021
Cash used for operations	$(407)
Capital expenditures	(184)
Free cash flow	$(591)
Adjustments for incentive compensation:
Cash payments for(1):
Pension benefits	466
Other postretirement benefits	39
Other(2)	274
Free cash flow – as adjusted for incentive compensation (Modified Free Cash Flow)	$188
Free Cash Flow is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain and expand the Company’s asset base and expected to generate future cash flows from operations. It is important to note that Free Cash Flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.
(1)
Each of these amounts was reflected as a cash outflow in Cash provided from operations for the year ended December 31, 2021. These cash payments were added back for incentive compensation purposes as these items are governed by labor laws and are outside of management’s full control.

(2)
Other reflects an adjustment to normalize the impact of aluminum prices realized in the Company’s Cash provided from operations for the year ended December 31, 2021 to those contemplated in Company’s 2021 Operating Plan for incentive compensation purposes.

2022 PROXY STATEMENT	A-2	ARCONIC

ARCONIC

ARCONIC CORPORATION
C/O COMPUTER SHARE
P.O. BOX 505000
LOUISVILLE, KY 40233-5000

SCAN TO VIEW MATERIALS & VOTE

IF YOU WISH TO VOTE BY INTERNET, TELEPHONE OR BY MAIL, PLEASE READ THE INSTRUCTIONS BELOW.

Arconic Corporation encourages you to use one of the three convenient ways to vote on matters to be addressed at the 2022 Annual Meeting of Shareholders. Even if you plan to attend the virtual Annual Meeting, it is important to vote in advance so that your vote will be counted if you later decide not to attend the virtual Annual Meeting.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR code above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2022 for shares held in any Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARNC2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903 (Toll free in the U.S.)
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 18, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 13, 2022 for shares held in any Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to help us conserve natural resources and reduce costs associated with mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69636-P69546 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ARCONIC CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Frederick A. Henderson	☐	☐	☐
1b. William F. Austen	☐	☐	☐
1c. Christopher L. Ayers	☐	☐	☐
1d. Margaret S. Billson	☐	☐	☐
1e. Jacques Croisetiere	☐	☐	☐
1f. Elmer L. Doty	☐	☐	☐
1g. Carol S. Eicher	☐	☐	☐
1h. Timothy D. Myers	☐	☐	☐
1i. E. Stanley O'Neal	☐	☐	☐
1j. Jeffrey Stafeil	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022.	☐	☐	☐

The Board recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Shareholder proposal, if properly presented at the meeting, requesting an amendment of the company's governing documents to lower the stock ownership threshold and eliminate the holding period to call a special meeting of the shareholders.	☐	☐	☐

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made this proxy will be voted FOR each of the nominees with respect to Proposal 1, FOR Proposals 2 and 3, AGAINST Proposal 4, and at the discretion of the appointed proxies for such other business as may properly come before the meeting or any adjournment or postponement thereof.**

Please sign your name exactly as it appears herein. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report to Shareholders
are available at www.proxyvote.com.

D69637-P69546

ARCONIC CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2022 10:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Mary E. Zik and Adam P. Wheeler, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARCONIC CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 10:00 AM Eastern Time on May 19, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD WITH RESPECT TO PROPOSAL 1, FOR PROPOSALS 2 AND 3, AGAINST PROPOSAL 4, AND AT THE DISCRETION OF THE APPOINTED PROXIES FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE